Exhibit 10.16

Deed of Lease

dated as of July 14, 2008

between

James Center Property LLC

and

Xenith Bank (in organization)

17th Floor

One James Center

Richmond, Virginia

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13.	SURRENDER OF PREMISES		18

14.	HOLDING OVER		18

15.	DAMAGE BY FIRE OR OTHER CASUALTY		19

	15.01	SUBSTANTIAL UNTENANTABILITY	19
	15.02	INSUBSTANTIAL UNTENANTABILITY	19
	15.03	RENT ABATEMENT	20
	15.04	TENANT’S RESTORATION	20

16.	EMINENT DOMAIN		20

	16.01	PERMANENT TAKING	20
	16.02	INSUBSTANTIAL TAKING	20
	16.03	COMPENSATION	20

17.	INSURANCE		21

	17.01	TENANT’S INSURANCE	21
	17.02	LANDLORD’S INSURANCE	22

18.	RULES AND REGULATIONS		22

19.	LANDLORD’S RIGHTS		22

20.	ESTOPPEL CERTIFICATE		23

21.	[INTENTIONALLY OMITTED]		23

22.	TENANT’S SHARE OF INCREASES IN OPERATING COSTS		23

	22.01	DEFINITIONS	23
	22.02	TENANT’S SHARE OF INCREASES IN OPERATING COSTS	25
	22.03	PROJECTIONS	25
	22.04	READJUSTMENTS	25
	22.05	PARTIAL OCCUPANCY	26
	22.06	BOOKS AND RECORDS	26

23.	REAL ESTATE BROKERS		26

24.	SUBORDINATION AND ATTORNMENT		26

	24.01	SUBORDINATION	26
	24.02	ATTORNMENT	27

25.	NOTICES		27

26.	MISCELLANEOUS		27

	26.01	LATE CHARGES	27
	26.02	ENTIRE AGREEMENT	27
	26.03	NO OPTION	27
	26.04	ACCORD AND SATISFACTION	28
	26.05	BINDING EFFECT	28

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26.06	FORCE MAJEURE	28
26.07	CAPTIONS	28
26.08	APPLICABLE LAW	28
26.09	TIME	28
26.10	LANDLORD’S RIGHT TO PERFORM TENANT’S DUTIES	28
26.11	RELATIONSHIPS	29
26.12	INVALIDITY	29
26.13	LIMITATION OF LANDLORD’S LIABILITY	29
26.14	TRANSFER OF LANDLORD’S INTEREST	29
26.15	RIDERS	29

LIST OF EXHIBITS:

EXHIBIT A	-	Plan of Premises
EXHIBIT A-1	-	Legal Description of the Land on which the Building is Located
EXHIBIT B	-	Rules and Regulations
EXHIBIT C	-	Work Letter
EXHIBIT D	-	Form of Subordination, Nondisturbance and Attornment Agreement
EXHIBIT E	-	HVAC Specifications
EXHIBIT F	-	Schedule of Certain Services
EXHIBIT G	-	Lobby Directory
EXHIBIT H	-	Safe and Fire Cabinet

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DEED OF LEASE

1. BASIC LEASE PROVISIONS AND IDENTIFICATION OF EXHIBITS

1.01 BASIC LEASE PROVISIONS

A.	BUILDING AND ADDRESS:

ONE JAMES CENTER

901 East Cary Street

Richmond, Virginia 23219

B.	LANDLORD AND ADDRESS:

JAMES CENTER PROPERTY LLC,

a Delaware limited liability company

Box 90096C

Richmond, Virginia 23218

Or, for items sent by overnight courier service rather

than by U.S. Mail, the following address:

1051 East Cary Street, Suite 610

Richmond, Virginia 23219

With a copy of all notices to Landlord to:

JEMB Realty Corp.

150 Broadway, Suite 800

New York, New York 10038

C.	TENANT AND NOTICE ADDRESSES:

XENITH BANK, a Virginia banking corporation (in organization)

BEFORE TENANT OCCUPIES PREMISES:

300 Arboretum Place

Suite 550

Richmond, Virginia 23236

Attn:    Mr. Thomas W. Osgood

    Chief Financial Officer, Chief Administrative Officer

    and Treasurer

AFTER TENANT OCCUPIES PREMISES:

One James Center

17th Floor

901 East Cary Street

Richmond, Virginia 23219

Attn:   Mr. Thomas W. Osgood,

 Chief Financial Officer, Chief Administrative Officer

 and Treasurer

D.	DATE OF LEASE: , 2008

E.	LEASE TERM: From the Commencement Date through the Expiration Date

F.	COMMENCEMENT DATE OF TERM: November 1, 2008

G.	EXPIRATION DATE OF TERM: December 31, 2013, subject to any Extension Periods under Section 2.02 below

H.	RENT COMMENCEMENT DATE: June 1, 2009

I.	BASE RENT: Base Rent shall be the following amounts:

	Annual Amount	Monthly Amount
Lease Year 1:	$411,340.50	$34,278.38
Lease Year 2:	$419,567.31	$34,963.94
Lease Year 3:	$427,958.66	$35,663.22
Lease Year 4:	$436,517.83	$36,376.49
Lease Year 5*:	$259,728.14	$37,104.02

Extension Periods (if any)            See Section 2.02 below.

*	Lease Year 5 contains seven (7) instead of twelve (12) months

For purposes of this Lease, “Lease Year 1” is the period beginning on the Rent Commencement Date set forth in Section 1.01H above (the “Rent Commencement Date”) and continuing through May 31, 2010, and each subsequent “Lease Year” is a twelve (12) consecutive month period beginning on the day that immediately follows the expiration of the preceding Lease Year (i.e., Lease Year 2 will be the twelve (12) consecutive month period beginning on June 1, 2010; Lease Year 3 will be the twelve (12) consecutive month period beginning on June 1, 2011, and so on, except that Lease Year 5 shall expire on December 31, 2013).

J. RENTABLE AREA OF THE PREMISES: Sixteen Thousand One Hundred Thirty One (16,131) rentable square feet, which Landlord and Tenant agree and confirm (i) shall be the Rentable Area of the Premises for all purposes under this Lease, and (ii) shall not be subject to remeasurement for so long as this Lease shall be in effect (but shall be subject to increase upon any expansion of the Premises as provided in this Lease).

K. SECURITY DEPOSIT: None

L. FLOOR: 17

M. TENANT’S BROKER: Grubb & Ellis (Landlord’s broker being Thalhimer Commercial Real Estate)

N. TENANT’S PROPORTIONATE SHARE: Three and 84/100 percent (3.84%), which Landlord and Tenant agree and confirm shall be the Tenant’s Proportionate Share of Increases in Operating Costs, as defined in Section 22.01 below, for all purposes under this Lease.

O. TENANT’S SHARE OF INCREASES IN OPERATING COSTS: Increases in Operating Costs, as defined in Section 22.01 below, multiplied by Tenant’s Proportionate Share.

P. RENTABLE SQUARE FOOTAGE OF THE BUILDING: Four Hundred Nineteen Thousand Nine Hundred Sixty-Three (419,963) rentable square feet, which Landlord and Tenant agree and confirm (i) shall be the Rentable Square Footage of the Building for all purposes under this Lease, and (ii) shall not be subject to remeasurement for so long as this Lease shall be in effect.

Q. LENDER AND LENDER ADDRESS:*

CW CAPITAL LLC

One Charles River Place

63 Kendrick Street

Needham, Massachusetts 02494

Attention:	Jeffrey M. Goodman
Re: James Center, Richmond, VA
Telecopier:	(781) 707-9397

with copies to:

CW Capital LLC

One Charles River Place

63 Kendrick Street

Needham, Massachusetts 02494

Telecopier: (781) 707-9397

or any successor servicer appointed by Lender

*	Subject to change by written notice to Tenant.

1.02 IDENTIFICATION OF EXHIBITS

The exhibits set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A	-	Plan of Premises
EXHIBIT A-1	-	Legal Description of the Land on which the Building is Located
EXHIBIT B	-	Rules and Regulations
EXHIBIT C	-	Work Letter
EXHIBIT D	-	Form of Subordination, Nondisturbance and Attornment Agreement
EXHIBIT E	-	HVAC Specifications
EXHIBIT F	-	Schedule of Certain Services
EXHIBIT G	-	Lobby Directory
EXHIBIT H	-	Safe and Fire Cabinet

2. PREMISES AND TERM

2.01 LEASE OF PREMISES

Pursuant to this Deed of Lease (the “Lease”), Landlord leases to Tenant and Tenant leases from Landlord the premises (“Premises”) shown on Exhibit A which are or will be contained in the office building (“Building”) located at the address stated in Section 1.01A, which Building is part of an office building complex known as the name given in Section 1.01A, upon the following terms and conditions. For purposes of this Lease, “Complex” shall mean all land, building and improvements including the “Common Areas” (hereinafter defined) associated with the Building and located on the real property described in Exhibit A-1. The Rentable Area of the Premises is as shown on Exhibit A and contains the Rentable Area as stated in Section 1.01J.

2.02 TERM

The term of this Lease (“Term”) shall commence on the date (“Commencement Date”) which is the earlier to occur of the (i) date stated in Section 1.01F, or (ii) the date Tenant first occupies all or part of the Premises for any purpose. The Term shall expire on the date (“Expiration Date”) provided in Section 1.01G, unless sooner terminated as otherwise provided in this Lease.

Extension Options

For purposes of this Lease, the initial Term of this Lease expiring on December 31, 2013 is referenced herein as the “Initial Term.” Tenant shall have two (2) options (the “Extension Options”) to extend the Initial Term and Expiration Date, each Extension Option to be for a three (3) year period (each such period an “Extension Period”). Each Extension Option is conditioned upon (i) proper exercise of the applicable Extension Option, and of the prior Extension Option for Tenant to have the right to exercise the Extension Option for the second Extension Period, and (ii) no event of default in respect of Tenant, as defined in Section 12.01, has occurred and is continuing at the time of the notice from Tenant exercising the Extension Option or at the commencement date of the Extension Period under such Extension Option. If Tenant desires to exercise an Extension Option, it must do so by written notice to Landlord on or before the date six (6) months prior to the commencement date of the Extension Period under such Extension Option, time being of the essence. The Extension Options shall terminate if an Extension Option is not timely exercised by Tenant by notice as provided in this Lease.

If Tenant timely exercises an Extension Option as provided above, the Term and Expiration Date shall be extended for the Extension Period under such Extension Option, such Extension Period to commence upon expiration of the Initial Term (for the first Extension Period) or the prior Extension Period (for the second Extension Period). Any and all such Extension Periods shall be on the same provisions as are set forth herein, with Tenant continuing to lease the Premises in its “As Is” condition during the Extension Periods, except that Base Rent shall be established as set forth below. All references to the “Term” of this Lease shall, unless the context shall clearly indicate a different meaning, be deemed to include a reference to the Initial Term and any Extension Periods as provided above.

Base Rent at the commencement of each Extension Period shall be the greater of (i) ninety five percent (95.0%) of the then existing Fair Market Rental for the Premises, or (ii) the Base Rent in effect immediately prior to the commencement of the Extension Period. The Base Rent in effect immediately prior to the commencement of the Extension Period is referenced herein as the “Minimum Initial Extension Base Rent”. “Fair Market Rental” shall mean the rent that a willing, comparable tenant would pay, and a willing, comparable landlord would accept, for similar size space in a comparable high rise office building in the downtown Richmond, Virginia high rise office building market, at arm’s length.

Fair Market Rental shall be determined as follows: upon Landlord’s receipt of Tenant’s notice of exercise of an Extension Option, the parties shall attempt to agree on the Fair Market Rental, but if the parties cannot agree on the Fair Market Rental within fifteen (15) days after Landlord’s receipt of Tenant’s written exercise of the Extension Option, then within ten (10) days after the expiration of said fifteen (15)-day period, Landlord and Tenant shall each appoint an appraiser and the two appraisers so appointed shall attempt to agree upon the Fair Market Rental. If within twenty (20) days after the date of appointment of the last appraiser appointed hereunder the two appraisers cannot agree upon the Fair Market Rental, then within five (5) days after the expiration of such twenty (20)-day period both appraisers shall submit their written opinion of Fair Market Rental to Landlord and Tenant, and the two appraisers shall then select a third appraiser and send to the third appraiser copies of both written opinions of Fair Market Rental. The third appraiser shall submit his written opinion of Fair Market Rental to both Landlord and Tenant within twenty (20) days following his appointment. If the Fair Market Rental as set by the third appraiser is an amount between the Fair Market Rental as set by the two other appraisers, then his opinion shall be final and binding on the parties hereto. If the Fair Market Rental as set by the third appraiser is lower than the lower Fair Market Rental as set by the other two appraisers, or higher than the higher Fair Market Rental as set by the other two appraisers, then the Fair Market Rental as set by the third appraiser shall be disregarded totally, and the Fair Market Rental shall be the amount computed by averaging the Fair Market Rental as set by the first two appraisers. If the two appraisers fail to agree upon the third appraiser within five (5) days after the expiration of the twenty (20)-day period they have to agree upon Fair Market Rental, then the third appraiser shall be selected by the highest ranking officer of the American Arbitration Association’s office in Richmond, Virginia (or the nearest office if there is no office in Richmond). All appraisals shall be expressed as a rental per square foot. Each appraiser shall have an M.A.I. and/or S.R.P.A. designation, be licensed in the Commonwealth of Virginia (if Virginia licenses appraisers), be disinterested and be experienced with the appraisal of office rental property in the downtown Richmond, Virginia area. Each party shall bear the fees and expenses of the appraiser appointed by it, and the parties shall equally share the fees and expenses of the third appraiser. If the appraisal process set forth above has not been completed as of the commencement date of an Extension Period, then the initial Base Rent payable during the Extension Period shall be the Minimum Initial Extension Base Rent. If and when a higher rate of Base Rent is established by the appraisal process set forth above, such higher rate (i.e., ninety five percent (95.0%) of the Fair Market Rental) shall be given effect retroactively to the commencement date of the Extension Period, and Tenant shall pay to Landlord, within ten (10) days after written notice from Landlord, the additional Base Rent that would have been paid by Tenant had Tenant paid Base Rent at the rate set by the appraisal process from the commencement date of the Extension Period.

Within each Extension Period, effective as of each anniversary of the commencement date of the Extension Period, Base Rent shall be increased by three percent (3.0%) over the Base Rent in effect for the preceding year. Throughout each Extension Period, Tenant shall continue to pay Tenant’s Share of Increases in Operating Costs.

Expansion Option

If (i) no event of default in respect of Tenant, as defined in Section 12.01, has occurred and is continuing, (ii) Tenant has exercised its first Extension Option, and (iii) space is available for lease in the Building (Tenant expressly acknowledging that all rights of Tenant to expand the Premises are subject and subordinate to the prior expansion rights of McGuireWoods, LLP and Davenport & Company LLC, and their successors or assigns), Tenant shall have the right (the “Expansion Option”) to expand the Premises by adding thereto up to 8,000 rentable square feet of space (subject to adjustment to the extent permitted below) located in the Building (location to be determined by Landlord based on location of available of space) (the “Expansion Space”). Upon written request by Tenant (which request must be made not more than twelve (12) months nor less than six (6) months prior to the commencement date of the first Extension Period, time being of the essence), Landlord shall give written notice (the “Expansion Notice”) to Tenant stating (i) whether the conditions to the Expansion Option set forth above (other than exercise of the first Extension Option) have been satisfied, and (ii) if so, the location and dimensions of the Expansion Space, as increased or decreased by up to 1,000 rentable square feet, as hereinafter contemplated. If the Expansion Notice states that the conditions to the Expansion Option (other than exercise of the first Extension Option) have been satisfied, and Tenant desires to exercise the Expansion Option, it must do so by written notice to Landlord within thirty (30) days after the later to occur of (A) Tenant receiving the Expansion Notice specifying the location and dimensions of the Expansion Space, as so increased or decreased, or (B) Tenant giving notice of exercise of the first Extension Option, time being of the essence. If Tenant requests that Landlord provide an Expansion Notice as provided above, Tenant’s request shall state the rentable square footage of Expansion Space that Tenant desires to lease, which may not exceed 8,000 rentable square feet. If Tenant exercises the Expansion Option as provided above, such Expansion Space shall be leased to Tenant as of the first day of the first Extension Period under the terms of the Lease applicable to the original Premises, except that the Expansion Space shall be leased to Tenant in its “AS IS” condition, and Landlord shall have no obligation to improve or pay any allowance for improving the Expansion Space. In addition, Landlord may increase or decrease the size of the Expansion Space requested by Tenant by up to 1,000 rentable square feet, and such proposed increase shall be reflected in the Expansion Notice. As an example, if Tenant requests that the Expansion Space contain 8,000 rentable square feet, it is the intent of the parties that the Expansion Space, as depicted in the Expansion Notice, will contain not fewer than 7,000 rentable square feet and not more than 9,000 rentable square feet. Base Rent for the Expansion Space shall at all times be at the same rate per rentable square foot applicable to the original Premises (giving effect to all increases in such rate of Base Rent as provided in this Lease). For the first Extension Period, Base Rent for the original Premises established at set forth above shall be further increased to reflect Base Rent for the Expansion Space at the same rate per rentable square foot applicable to the original Premises (giving effect to all increases in such rate of Base Rent as provided in this Lease). For the second Extension Period, if the second Extension Option is exercised by Tenant, Base Rent shall be established for the Premises, as expanded by the Expansion Space, as set forth above. Base Rent for the Expansion Space shall commence upon delivery of said space to Tenant. Tenant shall also pay Tenant’s Share of Increases in Operating Costs for the Expansion Space, with Tenant’s Proportionate Share to increase to reflect the area of the Expansion Space and be confirmed in a written notice from Landlord to Tenant.

First Refusal Right

If during the Term (i) no event of default in respect of Tenant, as defined in Section 12.01, has occurred and is continuing, (ii) the space on floor 1 of the Building currently leased by First Capital Bank becomes available for lease, and (iii) McGuireWoods, LLP and Davenport & Company LLC, and their successors or assigns, do not wish to lease such space, then Landlord shall make an offer (the “Offer”) to lease such space, including the ATM location of First Capital Bank in the Building (the “First Refusal Space”) to Tenant. The Offer shall be in writing and shall specify the square footage, availability date and terms on which Landlord would lease the First Refusal Space to Tenant. Tenant shall have fifteen (15) Business Days after receipt of any such notice to elect to lease the First Refusal Space offered on the terms offered. “Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Richmond, Virginia are generally closed for business. If Tenant rejects any such Offer, or fails to respond to any such Offer within said period, Landlord shall be free to lease the First Refusal Space to an unaffiliated third party upon substantially the same financial terms as those contained in Landlord’s Offer. A change in any financial term to the disadvantage of the tenant, or a change in any financial term to the benefit of the tenant in the amount of two percent (2%) or less, shall not be deemed a substantial change in the term. If Landlord substantially changes any financial term on which Landlord is willing to lease the First Refusal Space to a third party, Landlord shall resubmit the Offer to Tenant with the appropriate revisions, and Tenant shall have fifteen (15) Business Days in which to accept any such revised Offer. If Tenant accepts any such Offer, the First Refusal Space shall be added to the Premises at the rental set forth in Landlord’s Offer and on the other terms and conditions set forth in Landlord’s Offer. In the event Tenant leases the First Refusal Space, Tenant’s obligation to pay Rent on such space shall commence upon delivery of said space finished as specified in Landlord’s Offer.

Tenant shall promptly execute and deliver to Landlord (i) an amendment to this Lease to be prepared by Landlord and reasonably acceptable to Tenant documenting the terms of any Extension Period or any addition of the Expansion Space to the Premises, or (ii) a new Lease to be prepared by Landlord and reasonably acceptable to Tenant for any First Refusal Space leased by Tenant, which new lease shall be co-terminous with this Lease. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall have the right to exercise an Extension Option, Expansion Option or first refusal right only so long as the original Tenant under this Lease, or a Permitted Transferee, as defined below, is occupying the entire Premises for its own use.

3. RENT

Tenant agrees to pay to Landlord at the office of the Landlord’s building manager (“Manager”), or at such other place designated by Landlord, base rent at the rates stated in Section 1.01.1 (“Base Rent”). Base Rent shall be paid monthly in advance on the first day of each month of the Term from and after the Rent Commencement Date, with the first installment of Base Rent to be paid by Tenant on June 1, 2009. Rent shall be deemed paid when received by Landlord. Base Rent shall be prorated for partial months within the Term. All charges, costs and sums required to be paid by Tenant to Landlord under this Lease and under the work letter attached as Exhibit C (“Work Letter”), in addition to Base Rent (including without limitation Tenant’s Share of Increases in Operating Costs) shall be considered additional rent, and Base Rent and additional rent shall be collectively called “Rent”. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease. Except as otherwise expressly provided in this Lease, all Rent shall be paid without any prior notice or demand and without any deduction whatsoever.

4. [OMITTED]

5. SERVICES

5.01 LANDLORD’S GENERAL SERVICES

Landlord shall provide the following ser vices in a manner commensurate with other similar high rise buildings of similar age and quality in downtown Richmond, Virginia:

(1) Heat, ventilation and air-conditioning in the Premises, Monday through Friday from 7:30 a.m. to 6:00 p.m. and Saturday from 7:30 a.m. to 1:00 p.m., excluding national holidays, in substantial accordance with the HVAC Specifications attached hereto as Exhibit E under normal business operating conditions (subject, however, to applicable governmental requirements and restrictions) and in the absence of the use of machines, equipment or devices (other than ordinary office equipment) which affect the temperature otherwise maintained in the Premises; (2) city water from the regular Building fixtures for drinking, lavatory and toilet purposes only; (3) the cleaning and janitorial services in the Premises described in the Schedule of Services attached hereto as Exhibit F (the “Schedule of Services”) Monday through Friday, excluding national holidays; (4) customary cleaning, mowing, groundskeeping, snow removal and trash removal in the “Common Areas” (hereinafter defined); (5) washing of windows in the Premises, inside and outside, not less than two (2) times per calendar year; (6) adequate passenger elevator service in common with other tenants of the Building; (7) freight elevator service during operating hours subject to scheduling by Landlord; (8) security services substantially as described in the Schedule of Services (provided that Landlord may make reasonable changes in such security services from time to time in response to changing conditions or the requirements of new contractors); and (9) electricity for normal business usage. Additional capacity or usage shall be provided at option of Landlord (reasonably exercised) and at the sole cost of Tenant upon written request from Tenant. Except in times of emergency, or upon a casualty or other force majeure event, Tenant shall have access to the Premises and the Tenant’s Parking Spaces, as defined in Rider #2 to this Lease, twenty-four (24) hours a day/seven (7) days a week; provided, however, Landlord shall not be responsible for any restriction imposed by the owner of the Tenant’s Parking Spaces that are not located within the James Center development.

5.02 ADDITIONAL AND AFTER-HOURS SERVICES

Landlord shall not be obligated to furnish any services or utilities, other than those stated in Section 5.01 above, provided that Landlord will provide after-hours HVAC service to Tenant upon request for a charge as set forth below. If Landlord furnishes services or utilities requested by Tenant in addition to those listed in Section 5.01 or at times other than those stated in Section 5.01, Tenant shall pay to Landlord the prevailing charges for such services and utilities, as set forth in a written notice from Landlord to Tenant, within ten (10) days after billing (the initial rate of after-hours HVAC service to be $25.00 per hour, subject to adjustment from time to time during the Term to a rate not higher than the rate paid by the majority of the other tenant’s in the Building). If Tenant fails to make any such payment, Landlord may, without notice to Tenant and in addition to Landlord’s other remedies under this Lease, discontinue any or all of such additional or after-hours services. No such discontinuance of any service shall result in any liability of Landlord to Tenant or be considered an eviction or a disturbance of Tenant’s use of the Premises.

5.03 FAILURE TO PROVIDE SERVICES

Any failure by Landlord to furnish the services required by this Lease, or any cessation thereof resulting from causes beyond the reasonable control of Landlord, shall not render Landlord liable for damages to Tenant, be construed as an eviction of Tenant, work an abatement of Rent or relieve Tenant from fulfillment of any of its covenants or agreements in this Lease. In the event of any such failure or cessation in the provision of services, Landlord shall diligently pursue the restoration of the services promptly after Landlord’s receipt of written notice of such failure or cessation. If (i) the failure or cessation resulted from the negligence or willful act of Landlord or its agents, employees or contractors, (ii) such failure or cessation continues for a period in excess of three (3) consecutive Business Days after written notice from Tenant, and (iii) Tenant is unable to (and does not) operate its business in the Premises as a result of such failure or cessation, then the Rent or an equitable portion thereof shall be abated until the services are substantially restored to the extent reasonably necessary for Tenant to operate its business in the Premises (as reasonably determined by Landlord), but Landlord shall not otherwise be liable to Tenant for damages. No failure or cessation shall be considered to be an eviction or disturbance of Tenant’s use or possession of the Premises.

5.04 COMMUNICATIONS

Tenant shall make arrangements directly with service providers for telephone, data and other communications services in the Premises desired by Tenant. Tenant shall pay for all such services used or consumed in the Premises, including the cost of installation, maintenance and replacement of any items. Landlord shall use commercially reasonably efforts to assist Tenant in procuring and installing such services as long as Landlord is not required to bear any costs.

6. POSSESSION, USE AND ENJOYMENT

6.01 POSSESSION AND USE OF PREMISES

Tenant shall be entitled to possession of the Premises on the Commencement Date. Tenant shall occupy and use the Premises for executive and administrative offices for a bank, and as a bank branch office, only. Tenant shall not occupy or use the Premises or permit the use or occupancy of the Premises for any purpose or in any manner which: (1) is unlawful or in violation of any applicable legal, governmental or quasi-governmental requirement, ordinance or rule (including the Board of Fire Underwriters); (2) may be dangerous to persons or property; (3) may invalidate or increase the amount of premiums for any policy of insurance affecting the Building or the Complex, and if any additional amounts of insurance premiums are so incurred as a result of Tenant’s occupancy or use of the Premises, Tenant shall pay to Landlord the additional amounts within thirty (30) days after written demand therefor from Landlord, and such payment shall not authorize such use; (4) may create a nuisance, disturb any other tenant of the Building or the Complex or the occupants of neighboring property or injure the reputation of the Building or the Complex; or (5) violates the Rules and Regulations (as hereinafter defined) or any restrictions of record of which Landlord has provided Tenant with a copy.

6.02 QUIET ENJOYMENT

So long as Tenant is not in default under this Lease, Tenant shall be entitled to enjoyment of the Premises without disturbance by any party claiming by or through Landlord, subject to the terms of this Lease.

6.03 COMMON AREAS

A. For purposes of this Lease “Common Areas” shall mean all areas, improvements, space, equipment and special services in or at the Complex provided by Landlord for the common or joint use and benefit of tenants, customers, and other invitees, including without limitation garage access roads, driveways, entrances and exits, retaining walls, landscaped areas, truck serviceways or tunnels, loading docks, pedestrian walk-ways, atriums, walls, courtyards, concourses, stairs, ramps, sidewalks, washrooms, signs identifying or advertising the Complex, maintenance buildings, utility buildings, maintenance and utility rooms and closets, hallways, lobbies, elevators and their housing and rooms, common window areas, walls and ceilings in Common Areas, and trash or rubbish areas.

B. Provided no event of default under this Lease in respect of Tenant has occurred and is continuing, Tenant shall be entitled to use, in common with others entitled thereto, the Common Areas as may be designated from time to time by Landlord, subject however to the terms and conditions of this Lease and to the rules and regulations for the use thereof as may be prescribed from time to time by Landlord. If the size or configuration of the Common Areas is diminished or altered, and as long as such diminution or alteration does not materially adversely affect access to the Building, the Premises or the Tenant’s Parking Spaces, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any compensation or diminution or abatement of Rent, nor shall such diminution or alteration of the Common Areas be considered a constructive or actual eviction. Notwithstanding anything to the contrary herein, under no circumstances shall Landlord be liable for any alteration or reduction of the Common Areas that is beyond the reasonable control of Landlord, nor shall Tenant be entitled to any compensation or diminution or abatement of Rent as a result thereof, nor shall such diminution or alteration of the Common Areas be considered a constructive or actual eviction.

C. Landlord agrees to cause the main water valve and other components of the water-based fire protection and fire alarm systems for the Building to be inspected not less frequently than required by the City of Richmond Fire Marshall, to perform any repairs and make any replacements recommended during such inspections and to comply with the provisions of NFPA 25 and 72 (Standards for the Inspection, Testing, and Maintenance of Water-Based Fire Protection Systems and National Fire Alarm Code, respectively) promulgated by the National Fire Protection Association and all successors codes and standards.

7. CONDITION OF PREMISES

Subject to Tenant’s right to improve the Premises and receive the Tenant’s Allowance, in accordance with the Work Letter, Tenant shall lease the Premises in its “AS IS” condition, and Landlord shall have no obligation to perform or pay for any alteration, remodeling, decoration or improvement of the Premises, the Building, the Common Areas or the Complex.

8. ASSIGNMENT AND SUBLETTING

8.01 ASSIGNMENT AND SUBLETTING

Without the prior written consent of Landlord, Tenant shall not sublease the Premises, or assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the interest of Tenant in this Lease, in whole or in part, by operation of law, court decree or otherwise. Such consent shall not be unreasonably withheld by Landlord; provided, however, Landlord may withhold consent in its sole discretion if the proposed subtenant, assignee or other transferee, or any affiliate of the proposed subtenant, assignee or other transferee, is (i) an existing tenant in the Building, Two James Center or Three James Center, or (ii) a person or entity that has communicated with Landlord about leasing space in the Building, Two James Center or Three James Center at any time during the six (6) month period prior to the request for Landlord’s consent. If Tenant desires to assign this Lease or enter into any sublease of the Premises, Tenant shall deliver written notice of such intent to Landlord, together with a copy of the proposed assignment or sublease (which must be executed by the sublessee or assignee, or be submitted to Landlord with a detailed term sheet, which may be non-binding, signed by the sublessee or assignee) at least sixty (60) days prior to the effective date of the proposed assignment or commencement date of the term of the proposed sublease. Any sublease shall be expressly subject to the terms and conditions of this Lease, and Tenant shall pay Landlord on the first day of each month during the term of the sublease, one-half (1/2) of the excess of (i) all rent and other consideration received from the subtenant for such month over that portion of the Rent due under this Lease for said month which is allocable on a square footage basis to the space sublet over (ii) all reasonable expenses incurred by Tenant in connection with such sublease, including without limitation, brokerage commissions, tenant improvement costs and professional fees, amortized on a straight-line basis over the term of the sublease. In the event of any sublease or assignment, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any renewal or extension of this Lease, unless Landlord agrees to a release in writing. For purposes of this Section, an assignment shall be considered to include a change in the majority ownership or control of Tenant unless the ownership interests in Tenant are publicly traded. Tenant shall pay to Landlord, as additional Rent, any and all reasonable out-of-pocket costs incurred by Landlord in connection with any sublease of the Premises or assignment of this Lease by Tenant within ten (10) days after billing by Landlord, provided that Landlord agrees that such costs payable by Tenant under this sentence shall not exceed a total of $5,000.00 for any sublease or assignment made in accordance with the requirements of this Section.

Notwithstanding the above, Tenant may, upon not less than thirty (30) days prior written notice to Landlord, assign the Lease or sublease the Premises, or any portion thereof, without the approval of the Landlord to any of the following (each a “Permitted Transferee”):

(i)	Any organization resulting from a merger or consolidation with Tenant so long as the net worth of such successor equals or exceeds the greater of (i) Tenant’s net worth as of the date immediately prior to such merger or consolidation, or (ii) Tenant’s net worth as of the date of this Lease,

(ii)	Any organization purchasing substantially all of the stock or assets of Tenant so long as the net worth of such purchaser after such purchase equals or exceeds the greater of (i) Tenant’s net worth as of the date immediately prior to such merger or consolidation, or (ii) Tenant’s net worth as of the date of this Lease, or

(iii)	Any partnership, limited liability company, or corporation that controls Tenant, is controlled by Tenant, or is under the control of a common parent company with Tenant (“control” meaning the ownership of more than fifty percent of general partnership interests of a partnership, membership interests of a limited liability company or stock in a corporation, respectively) so long as the net worth of such entity equals or exceeds the greater of (i) Tenant’s net worth as of the date immediately prior to such assignment or sublease, or (ii) Tenant’s net worth as of the date of this Lease.

No such transaction, assignment or sublease shall release Tenant from liability under this Lease. Any such transaction, assignment or sublease shall be subject to all of the terms and conditions of this Lease, and the assignee under any assignment of this Lease shall expressly assume the obligations of Tenant under this Lease pursuant to documentation reasonably satisfactory to Landlord. Tenant shall supply to Landlord the notices and documentation otherwise required for assignments and subleases by this Article, as well as documentation confirming that the requirements regarding net worth set forth above are satisfied, in the event of a transaction set forth above with a Permitted Transferee.

8.02 RECAPTURE

If Tenant desires to assign this Lease or enter into any sublease of the Premises (other than with a Permitted Transferee), Landlord shall have the option to terminate this Lease (upon a proposed assignment) or exclude from the Premises covered by this Lease the space proposed to be sublet by Tenant, effective as of the proposed assignment date or commencement date of sublease of said space by Tenant. Landlord may exercise said option by giving Tenant written notice within twenty (20) days after receipt by Landlord of Tenant’s notice of the proposed assignment or sublease. If Landlord exercises said option, Tenant shall surrender possession of the Premises (upon a proposed assignment) or proposed sublease space to Landlord on the effective date of termination or exclusion of said space from the Premises covered by this Lease, and neither party hereto shall have any future rights or liabilities with respect to the Premises (upon a proposed assignment) said or proposed sublease space under this Lease, except that Tenant shall remain liable for accrued liabilities and defaults. Effective as of the date of termination or exclusion of any portion of the Premises covered by this Lease pursuant to this paragraph, (i) the Rent shall be abated in full (upon termination due to a proposed assignment) or reduced in the same proportion as the number of square feet of Rentable Area contained in the portion of the Premises so excluded bears to the number of square feet of Rentable Area contained in the Premises immediately prior to such exclusion, and (ii) in the case of exclusion due to a proposed sublease, the Rentable Area of the Premises specified in Section 1.01J shall be decreased by the number of square feet of Rentable Area contained in the portion of the Premises so excluded, for all purposes under this Lease.

Alternatively, if Tenant desires to enter into any sublease of the Premises (other than with a Permitted Transferee), Landlord shall have the option, in Landlord’s discretion in lieu of its option in the first paragraph of this Section 8.02, to sublet from Tenant the area Tenant desires to sublease (“Leaseback Area”). If Landlord desires to exercise such option, it must notify Tenant of such election within twenty (20) days after Landlord’s receipt of Tenant’s notice of the proposed sublease. If Landlord exercise such option, Tenant automatically shall be deemed to have subleased the Leaseback Area to Landlord (“Backleasing” or “Backlease”) for the term (“Backlease Term”) of the proposed sublease referred to in Tenant’s notice to Landlord, at a sublease rent equal to the lesser of (on a per square foot basis) (a) Rent hereunder, or (b) the rent specified in the sublease proposed by Tenant. All other terms and conditions of this Lease shall remain applicable to the Leaseback Area, except such as by their nature or purport are inapplicable or inappropriate to such Backleasing, or are inconsistent with the further provisions of the following subsections of this paragraph, which further provisions shall be deemed to be part of the terms, covenants, and conditions of such Backleasing:

(i)	Landlord shall have the unqualified and unrestricted right, without Tenant’s permission or consent, to underlet the Leaseback Area in whole or in part to any person or entity, including Tenant’s proposed subtenant, for any period or periods of time not extending beyond one (1) day before the expiration of the Backlease Term, at such rentals and on such terms and conditions (including any alterations required to render the Leaseback Area suitable for occupancy by an undertenant of Landlord) as Landlord shall determine. Landlord may underlet the Leaseback Area or parts thereof separately or in combinations, as Landlord deems appropriate. The Backlease may be assigned by Landlord to any person, including Tenant’s proposed subtenant, without Tenant’s consent, but such assignment shall not be effective unless the transferee executes and delivers to Tenant a written agreement assuming all of Landlord’s obligations under the Backlease. At the expiration or sooner termination of the Backlease Term, Landlord shall have no obligations to restore or alter or improve the Leaseback Area;

(ii)	Tenant shall furnish to Landlord or its assignee or subtenant under the Backlease any consents or approvals requested under the Backlease so long as (a) Landlord furnishes such consents or approvals to Tenant and, (b) Tenant incurs no expense by reason of any such consent or approval; and

(iii)	Landlord and Tenant expressly negate any intention that any estate created by or under the Backlease shall be merged with any other estate held by either of them. At the request of either party, Landlord and Tenant shall mutually execute, acknowledge, and deliver an instrument or instruments of sublease and/or assignment to confirm and separately set forth the rent, terms, conditions and other provisions of the Backleasing or any Leaseback Area as may be appropriate.

9. MAINTENANCE

9.01 LANDLORD’S MAINTENANCE

Landlord shall, in a manner commensurate with other similar high rise buildings of similar age and quality in downtown Richmond, Virginia, maintain and make necessary repairs to the structural elements and exterior windows of the Building and the Common Areas, and, subject to Section 15.04, the electrical, plumbing, heating, ventilation and air conditioning systems of the Building and the Common Areas, except that:

A. Landlord shall not be responsible for the maintenance, repair or replacement of any such systems installed by or on behalf of Tenant which are supplemental or special to the Building’s standard systems, whether installed pursuant to the Work Letter or otherwise, or floor or wall coverings in the Premises, all of which shall be maintained and repaired by Tenant; and

B. the cost of performing any of said maintenance or repairs caused by the negligence or willful act of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, or caused by the failure of Tenant to perform its obligations under this Lease shall be paid by Tenant, except to the extent of insurance proceeds if any, actually collected by Landlord with regard to the damage necessitating such repairs.

9.02 TENANT’S MAINTENANCE

Tenant, at its expense, shall keep and maintain the Premises in good order, condition and repair and in accordance with all applicable legal, governmental and quasi-governmental requirements, ordinances and rules (including the Board of Fire Underwriters), and all requirements of this Lease.

9.03 MAINTENANCE OF COMMON AREAS

The Common Areas shall be subject to the control, management, operation and maintenance of Landlord. Landlord shall have the right from time to time to establish, modify and enforce rules and regulations attached hereto as Exhibit B (the “Rules and Regulations”) with respect to the Common Areas. Tenant agrees to comply with the Rules and Regulations, to use commercially reasonable cause its officers, agents, contractors and employees to so comply and to use its commercially reasonable efforts to cause its customers, invitees, concessionaires, suppliers, and licensees to so comply. Landlord agrees that it shall not discriminate against Tenant or its officers, agents, contractors and employees in enforcing the Rules and Regulations. Landlord shall have the right to construct, maintain and operate lighting and other facilities in and on the Common Areas; to grant third parties temporary rights of use thereof; from time to time to change the area, level, location or arrangement of parking areas and other facilities located in the Common Areas; to close all or any portion of the Common Areas to such extent as may, in the opinion of Landlord, be legally sufficient to prevent a dedication thereof or accrual of any rights to any person or the public therein; to close temporarily all or any part of the parking areas or parking facilities; and to do and perform such other acts in and to the Common Areas as, in the exercise of good business judgment, Landlord shall determine to be advisable. Landlord will operate and maintain the Common Areas in such manner as Landlord, in its sole discretion, shall determine from time to time. Notwithstanding the foregoing, no exercise of Landlord’s rights under the preceding sentence shall unreasonably impair Tenant’s access to and from the Premises or otherwise unreasonably interfere with Tenant use and enjoyment of the Premises as contemplated hereunder.

10. ALTERATIONS AND IMPROVEMENTS

10.01 TENANT’S ALTERATIONS

Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld), make or cause to be made any alterations, improvements, additions or installations in or to the Premises. If Landlord so consents, before commencement of any such work or delivery of any materials into the Premises or the Building, Tenant shall furnish to Landlord for approval; architectural plans and specifications, names and addresses of all contractors, contracts, necessary permits and licenses, certificates of insurance and instruments of indemnification against any and all claims, costs, expenses, damages and liabilities which may arise in connection with such work, all in such form and amount as may be satisfactory to Landlord. In addition, prior to commencement of any such work or delivery of any materials into the Premises, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord of Tenant’s ability to pay for such work and materials in full, and, if requested by Landlord, shall deposit with Landlord at such time such security for the payment of said work and materials as Landlord may require. Tenant agrees to hold Landlord, the Manager and their respective agents and employees forever harmless against all claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work and are caused by the negligence or willful misconduct of Tenant or its agents, contractors or employees. All such work shall be done only by contractors or mechanics approved by Landlord (such approval not to be unreasonably withheld) and at such reasonable time and in such manner as Landlord may from time to time designate. Tenant shall pay the cost of all such work. Upon completion of such work, Tenant shall furnish Landlord with contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended. All such work shall be in compliance with all applicable legal, governmental and quasi-governmental requirements, ordinances and rules (including the Board of Fire Underwriters), and all requirements of applicable insurance companies. All such work shall be done in a good and workmanlike manner and with the use of good grades of materials including fire protection grades equivalent with those of the Building. Tenant shall permit Landlord, if Landlord so desires, to observe construction operations in connection with such work; provided, however, that such observation or right to observe by Landlord and the approval or disapproval of the plans and specifications for such work in any situation shall not constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant’s intended use or impose any liability upon Landlord in connection with the performance of such work. All alterations improvements, additions and installations to or on the Premises shall (subject to Article 13) become part of the Premises at the time of their installation and shall remain in the Premises at the expiration or termination of this Lease or termination of Tenant’s right to possession of the Premises, without compensation or credit to Tenant. Notwithstanding the foregoing, nothing herein shall be deemed to require the Landlord’s consent for decorative alterations such as installation of wall coverings, hanging of paintings, prints and other wall hangings, painting of walls, replacement of carpeting or similar alterations affecting only the interior of the Premises.

Landlord hereby consents to installation by Tenant in the Premises, at Tenant’s cost, in accordance with this Article 10 and the other provisions of this Lease, of a fire cabinet and safe in accordance with the specifications and at the locations in the Premises shown Exhibit H attached hereto. Without limiting the foregoing, Tenant shall comply with all applicable legal requirements with respect to such fire cabinet and safe; remove such fire cabinet and safe from the Premises upon the expiration of the Term or earlier termination of the Lease, and repair any and all damage to the Building caused by the installation, use or removal of such cabinet and safe.

10.02 LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Complex, the Building, the Common Areas, the land which comprises the Complex, the Premises, or any part of such property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within twenty (20) days after written notice of such filing to Tenant either have such lien or claim for lien released of record or shall deliver to Landlord a bond or other security in form, content, amount, and issued by a company reasonably satisfactory to Landlord indemnifying Landlord, Manager and others designated by Landlord against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien or claim for lien so released or to deliver such bond to Landlord during the aforesaid twenty (20) day period, Landlord, without investigating the validity of such lien, may pay or discharge the same and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s reasonable expenses and attorneys’ fees.

11. WAIVER OF CLAIMS AND INDEMNITY

11.01 WAIVER

To the full extent permitted by law and subject to provisions of this Lease, Tenant hereby releases and waives all claims against Landlord, Lender, the Manager and their respective agents and employees for injury or damage to person, property or business sustained in or about the Complex, the Building or the Premises by Tenant, or its employees, agents, contractors, invitees, visitors, licensees or subtenants, other than damage caused by the negligence or willful misconduct of Landlord, the Manager or their respective agents or employees (provided that nothing in this paragraph shall limit the waiver by Tenant in Section 11.03 below).

11.02 INDEMNIFICATION

A. Subject to Section 11.03 below, Tenant agrees to indemnify, protect, defend and hold harmless Landlord, Lender, the Manager and their respective agents and employees, from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature (including reasonable attorneys’ fees and court costs), including those arising from any injury or damage to any person (including death), property or business (a) resulting from the occupancy or use of the Premises or use of the Common Areas by Tenant, or its employees, agents, contractors, invitees, visitors, licensees or subtenants, or (b) resulting from the negligence or willful misconduct of Tenant or its employees, agents, contractors, invitees, visitors, licensees or subtenants; provided, however, Tenant’s obligations under this section shall not apply to injury or damage resulting from the negligence or willful misconduct of Landlord, the Manager or their respective agents or employees. With respect to the obligations of Tenant pursuant to this Section 11.02A, Tenant’s insurance shall be primary and noncontributory with regard to the Premises and Tenant’s operations.

B. Subject to Section 11.01 above and Section 11.03 below, Landlord agrees to indemnify, protect, defend and hold harmless Tenant, and its agents and employees, from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature (including reasonable attorneys’ fees and court costs), arising from any injury or damage to any person (including death), property or business sustained in or about the Premises or Common Areas of the Building and resulting from the negligence or willful misconduct of Landlord or its employees, agents or contractors; provided, however, Landlord’s obligations under this section shall not apply to injury or damage resulting from the negligence or willful misconduct of Tenant, or its employees, agents, contractors, invitees, visitors, licensees or subtenants.

C. If either party receives notice of a claim that is subject to indemnification under this Section 11.02, the indemnified party shall give notice to the indemnifying party as soon as reasonably practical. The indemnified party shall permit the indemnifying party, at its expense, to assume the defense of any such claim by counsel that is selected by the indemnifying party, reasonably satisfactory to the indemnified party, and is not representing any other person or entity in the same or related matters unless agreed to in writing by the indemnified party, agreement not to be unreasonably withheld, and to settle or otherwise dispose of the same; provided, however, that the indemnified party shall have the right to participate in such defense at its expense, and to retain separate counsel at the expense of the indemnifying party and transfer the representation of the indemnified party to such separate counsel if the indemnified party, being reasonable, is dissatisfied with the performance of the counsel selected by the indemnifying party. Notwithstanding the foregoing, the indemnifying party shall not, without the prior written consent of the indemnified party, consent to the entry to any judgment, or enter into any settlement, unless such judgment or settlement provides only for the payment of money damages by the indemnifying party reasonably acceptable to the indemnified party, and unless such judgment or settlement includes a release by the claimant or plaintiff of the indemnified party and its affiliates that is reasonably acceptable to the indemnified party. If the indemnifying party fails to undertake a defense within thirty (30) days after notice from the indemnified party, then the indemnified party shall have the right to undertake the defense of, and, compromise or settle such liability or claim on behalf of, and for the account of, the indemnifying party.

D. The indemnification obligations of the parties under this Section 11.02 shall survive the expiration or earlier termination of the Lease Term with respect to any occurrences before the effective date of such expiration or termination.

11.03 WAIVER OF SUBROGATION

Notwithstanding such waiver and indemnification or anything else to the contrary contained in this Lease:

A. Tenant and its agents, contractors and employees shall not be responsible or liable to Landlord for (1) any loss, damage, cost or expense incurred by Landlord to the extent of property insurance coverage required to be obtained and maintained by Landlord under this Lease or (2) any deductible or risk retention amount applicable to such insurance coverage obtained and maintained by Landlord. Landlord shall cause its policy or policies of property insurance to contain effective waivers of subrogation for the benefit of Tenant and shall provide Tenant with confirmation that waivers of subrogation have been effected by Landlord’s property insurers for the benefit of Tenant, such confirmation and waivers to be in Landlord’s insurer’s standard form; provided, however, that the failure of Landlord to provide Tenant with such confirmation and waivers shall not affect Landlord’s obligation to cause its policy or policies of property insurance to contain effective waivers of subrogation for the benefit of Tenant.

B. Landlord, the Manager and their respective agents, contractors and employees, shall not be responsible or liable to Tenant for (1) any loss, damage, cost or expense incurred by Tenant to the extent of property insurance coverage required to be obtained and maintained by Tenant under this Lease or (2) any deductible or risk retention amount applicable to such property insurance coverage obtained and maintained by Tenant. Tenant shall cause its policy or policies of property insurance to contained effective waivers of subrogation for the benefit of Landlord and shall provide Landlord with confirmation that waivers of subrogation have been effected by Tenant’s property insurers for the benefit of Landlord and Manager, such confirmation and waivers to be in Tenant’s insurer’s standard form; provided, however, that the failure of Tenant to provide Landlord with such confirmation and waivers shall not affect Tenant’s obligation to cause its policy or policies of property insurance to contain effective waivers of subrogation for the benefit of Landlord.

12. EVENT OF DEFAULT

12.01 EVENTS OF DEFAULT

Each of the following shall constitute an event of default by Tenant under this Lease: (1) Tenant fails to pay any installment of Rent when due, and such failure is not cured within ten (10) days after written notice of such failure, provided Landlord shall not be obligated to provide more than two (2) such notices in any calendar year, and any failure by Tenant to pay Rent when due in a calendar year in which two (2) such notices have previously been given shall immediately constitute an event of default;

(2) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or under the Work Letter to be observed or performed by Tenant and fails to cure such default within fifteen (15) days after written notice to Tenant, provided that if Tenant has during said fifteen (15) day period commenced to cure a default which could not reasonably be cured in fifteen (15) days, Tenant shall have up to thirty (30) additional days to complete such cure as long as Tenant continues to pursue a cure with diligence and the default is capable of cure; (3) the interest of Tenant in this Lease is levied upon under execution or other legal process; (4) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Code, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, or any petition is filed or other action taken to reorganize or modify Tenant’s capital structure or upon the dissolution of Tenant, and if any such filing is made by a person or entity other than Tenant or an affiliate of Tenant, if the petition is not dismissed or otherwise terminated in respect of Tenant within sixty (60) days after written notice to Tenant of such filing; (5) Tenant is declared insolvent by law or any assignment of Tenant’s property is made for the benefit of creditors; or (6) a receiver is appointed for Tenant or Tenant’s property.

12.02 LANDLORD’S REMEDIES

Upon the occurrence of an event of default by Tenant under this Lease, Landlord, at its option, without further notice or demand to Tenant, except as may be required by applicable law, may in addition to all other rights and remedies provided in this Lease, at law or in equity:

A. Terminate this Lease and Tenant’s right of possession of the Premises, and recover all damages to which Landlord is entitled under law, specifically including, without limitation, all Landlord’s expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions).

B. Terminate Tenant’s right of possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are acceptable to Landlord. For purposes of such reletting, Landlord is authorized to redecorate, repair, alter and improve the Premises to the extent necessary, as determined by Landlord. Until Landlord does relet the Premises, Tenant shall pay Landlord monthly on the first day of each month during the period that Tenant’s right of possession is terminated, a sum equal to the amount of Rent due under this Lease for such month. If and when the Premises are relet and a sufficient sum is not realized from such reletting after payment of all Landlord’s expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency monthly upon written demand. Tenant agrees that Landlord may file suit to recover any sums due to Landlord under this section from time to time and that such suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord. If Landlord elects to terminate Tenant’s right to possession only without terminating this Lease, Landlord may, at its option, enter into the Premises, remove Tenant’s signs and other evidences of tenancy, and take and hold possession thereof, as stated in Article 13; provided, however, that such entry and possession shall be in accordance with applicable law in respect of the eviction of commercial tenants from leased premises and shall not terminate this Lease or release Tenant, in whole or in part, from Tenant’s obligation to pay the Rent reserved hereunder for the full Term or from any other obligation of Tenant under this Lease.

C. In the event a petition is filed by or against Tenant seeking a plan of reorganization or arrangement under the Bankruptcy Code, and if any such filing is made by a person or entity other than Tenant or an affiliate of Tenant, if the petition is not dismissed or otherwise terminated in respect of Tenant within sixty (60) days after written notice to Tenant of such filing Landlord and Tenant agree, to the extent permitted by law, that the trustee in bankruptcy shall determine within ninety (90) days after commencement of the case, whether to assume or reject this Lease.

D. Each of Landlord and Tenant shall use commercially reasonable efforts to mitigate its damages upon default by the other.

12.03 ATTORNEYS’ FEES

In the event suit is brought to enforce or interpret all or any portion of this Lease, or if suit is brought for any remedy permitted hereunder, at law or in equity, the party, if any, awarded costs in a final, unappealable judgment in such suit shall be entitled to recover, as an element of such costs, and not as damages, reasonable attorneys’ fees incurred in connection with such suit. Without limiting the generality of the foregoing, attorneys’ fees shall be determined at the normal hourly rates charged by the person doing the work. A party which is not entitled to recover costs in any such suit shall not be entitled to recover its attorneys’ fees. In the event different parties are the prevailing parties on different issues, attorneys’ fees shall be apportioned in proportion to the value of the issues decided for and against the parties.

13. SURRENDER OF PREMISES

Upon the expiration or termination of this Lease or termination of Tenant’s right of possession of the Premises, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in broom clean condition and in reasonably good condition considering the age of the improvements in the Premises, ordinary wear and tear and damage by casualty excepted. Upon any termination which occurs other than by reason of Tenant’s default, Tenant shall remove from the Premises all unattached and movable trade fixtures and personal property of Tenant that were paid for by Tenant without credit or compensation from Landlord, provided Tenant immediately shall repair all damage resulting from such removal. In the event possession of the Premises is not immediately delivered to Landlord or if Tenant shall fail to remove any unattached and movable trade fixtures or personal property which Tenant is obligated to remove, Landlord may remove same without any liability to Tenant. Any movable trade fixtures and personal property which may be removed from the Premises by Tenant but which are not so removed upon the vacancy of the Premises shall be conclusively presumed to have been abandoned by Tenant and title to such property shall pass to Landlord without any payment or credit, and Landlord may, at its option and at Tenant’s expense, store and/or dispose of such property. Without limiting the foregoing, Landlord may require that Tenant, at Tenant’s expense, upon expiration of the Term or earlier termination of the Lease, remove all cabling installed in the Premises by or at the request of Tenant. If Tenant fails to promptly remove such cabling, Landlord may remove it, and Tenant shall reimburse Landlord for the cost of such work on demand, such obligation to survive expiration or termination of this Lease.

14. HOLDING OVER

Tenant shall pay Landlord 150 percent (150%) of the Rent then applicable for each month or partial month during which Tenant retains possession of the Premises, or any part of the Premises, after the expiration or termination of this Lease, or the termination of Tenant’s right of possession of the Premises. Tenant shall indemnify Landlord against all losses, liabilities and damages sustained by Landlord by reason of such retention of possession, provided that Tenant shall not be required to indemnify Landlord for consequential damages from termination or other loss of a lease for the Premises by a replacement tenant due to delay in delivery of the Premises to the new tenant, or other consequential damages suffered by Landlord, unless Tenant retains possession for more than thirty (30) days after expiration or termination of this Lease, or the termination of Tenant’s right of possession of the Premises. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord available under this Lease or by law.

15. DAMAGE BY FIRE OR OTHER CASUALTY

15.01 SUBSTANTIAL UNTENANTABILITY

If either the Premises or the Building is rendered substantially untenantable by fire or other casualty, Landlord may elect by giving Tenant written notice within one hundred twenty (120) days after the date of said fire or casualty, either to: (1) terminate this Lease as of the date of the fire or other casualty; or (2) proceed to repair or restore the Premises or the Building (other than leasehold improvements and personal property installed by or on behalf of Tenant) to substantially the same condition as existed immediately prior to such fire or casualty.

If Landlord elects to proceed pursuant to subsection (2) above, Landlord’s notice shall contain Landlord’s reasonable estimate of the time required to substantially complete such repair or restoration. If such estimate indicates that the time so required will exceed one hundred eighty (180) days from the date of the fire or other casualty, then Tenant shall have the right to terminate this Lease as of the date of such casualty by giving written notice to Landlord not later than twenty (20) days after the date of the Landlord’s notice, in which event Tenant shall have as much time as is practicable under the circumstances (not to exceed thirty (30) days from the date of Tenant’s notice of termination) to vacate the Premises (provided that all of Tenant’s obligations under this Lease, other than the obligation to pay Rent, shall remain in effect, notwithstanding such termination of the Lease, with respect to any such period during which Tenant is vacating the Premises). If Landlord’s estimate indicates that the repair or restoration can be substantially completed within one hundred eighty (180) days from the date of the fire or other casualty, or if Tenant fails to exercise its said right to terminate this Lease, this Lease shall remain in force and effect.

15.02 INSUBSTANTIAL UNTENANTABILITY

If either the Premises or the Building is damaged by fire or other casualty but is not rendered substantially untenantable, then Landlord shall diligently proceed to repair and restore the damaged portions thereof, other than the leasehold improvements and personal property installed by or on behalf of Tenant, to substantially the same condition as existed immediately prior to such fire or casualty, unless such damage occurs during the last twelve (12) months of the Term, in which event Landlord shall have the right to terminate this Lease as of the date of such fire or other casualty by giving written notice to Tenant within thirty (30) days after the date of such fire or other casualty; provided, however, that Tenant shall have the right, by notice to Landlord within ten (10) days after receipt by Tenant of Landlord’s notice of termination, to defer the effective date of any such termination of this Lease for the least of (i) one hundred eighty (180) days after the date of such notice of termination from Landlord, (ii) the period remaining in the Term, or (iii) such lesser period as is required by Tenant, to allow Tenant time to relocate from the Premises (all of Tenant’s obligations under this Lease to remain in effect during such deferral). Landlord shall use commercially reasonable efforts to complete the repair and restoration work that it is required to perform not later than the date that is ninety (90) days after the date of the fire or other casualty, unless Landlord has the right under this Section 15.02 to terminate this Lease and does in fact do so.

15.03 RENT ABATEMENT

If all or any part of the Premises are damaged by fire or other casualty and this Lease is not terminated, Rent shall abate for all or that part of the Premises which are untenantable on a per diem and proportionate area basis from the date of the fire or other casualty until Landlord has substantially completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such fire or other casualty, Tenant does not occupy the portion of the Premises which are untenantable during such period.

15.04 TENANT’S RESTORATION

If all or any part of the Premises are damaged by fire or other casualty and this Lease is not terminated, Tenant shall promptly and with due diligence repair and restore the leasehold improvements previously installed by or on behalf of Tenant in the Premises, but shall not be required to repair or restore its personal property (unless the damage occurs during the last twelve (12) months of the Term, in which event Tenant shall have no obligation to repair or restore leasehold improvements, provided that in no event shall Landlord be obligated to repair or restore such leasehold improvements or any personal property of Tenant).

16. EMINENT DOMAIN

16.01 PERMANENT TAKING

If all or any part of the Premises, the Building or the Complex is permanently taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), which renders the Premises substantially untenantable, or if Landlord otherwise elects by written notice to terminate this Lease as a result of such condemnation, this Lease shall terminate as of the date title vests in such authority, and Rent shall be apportioned as of such date.

16.02 INSUBSTANTIAL TAKING

If any part of the Premises, the Building or the Complex is taken or condemned for any public use or purpose (including a deed given in lieu of condemnation) and this Lease is not terminated pursuant to 16.01, Rent shall be reduced (for the period of such taking if a temporary taking) by an amount which bears the same ratio to Rent then in effect as the number of square feet of Rentable Area in the Premises so taken or condemned, if any, bears to the number of square feet of Rentable Area specified in Section 1.01J. Landlord, upon receipt and to the extent of the award in condemnation or proceeds of sale, shall make necessary repairs and restorations (exclusive of leasehold improvements and personal property installed by or on behalf of the Tenant) to restore the Premises remaining to as near its former condition as circumstances will permit, and to the Building and Complex to the extent necessary to constitute the portion of same not so taken or condemned as a complete architectural unit. In the event of any taking or condemnation described in this Section 16.02, the Rentable Area of the Premises stated in Section 1.01J and the Rentable Area of the Building as specified in this Lease, shall be reduced, respectively, for all purposes under this Lease by the number of square feet of Rentable Area of the Premises, if any, and the Building, if any, so taken or condemned as determined and certified by an independent architect selected by Landlord and licensed by the Commonwealth of Virginia.

16.03 COMPENSATION

Landlord shall be entitled to receive the entire price or award from any such sale, taking or condemnation without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority (i) an award in respect of the loss, if any, to leasehold improvements and personal property of Tenant paid for by Tenant without any credit or allowance from Landlord, and (ii) an award for the relocation costs and expenses Tenant incurs in moving to other premises. Under no circumstances shall the Tenant seek or be entitled to any compensation for the value of its leasehold estate, and no award to Tenant may reduce or diminish the compensation payable to Landlord.

17. INSURANCE

17.01 TENANT’S INSURANCE

Tenant, at its expense, shall maintain in force during the Term each of the following:

A. Commercial General Liability Insurance (current ISO form or its equivalent) in the amount of at least One Million and No/100 Dollars ($1,000,000.00) per occurrence, with a General Aggregate limit per location of at least Two Million and No/100 Dollars ($2,000,000.00), and Umbrella Liability coverage in the amount of at least Four Million and No/100 Dollars ($4,000,000.00), or such other amounts as Landlord may reasonably require upon not less than six (6) months’ prior written notice. Such insurance shall be on an occurrence basis with respect to the business carried on in or from the Premises and Tenant’s use and occupancy of the Premises. Tenant further agrees that such insurance shall contain coverage for bodily injury liability, property damage liability, personal injury liability and contractual liability.

B. The equivalent of ISO Special Form Property Insurance covering Tenant’s property (including fixtures, leasehold improvements and equipment) located in the Premises, providing protection to the extent of one hundred percent (100%) of the replacement cost of such property, less a commercially reasonable deductible, and such other property insurance against such other perils and in such amounts as Landlord may from time to time reasonably require upon not less than ninety (90) days’ prior written notice, such requirement to be made on the basis that the required insurance is customary at the time for prudent tenants of properties similar to the Complex in the area of the city stated in Section 1.01A. Tenant further agrees that such insurance shall include extra expense coverage and Business Interruption coverage in an amount sufficient to cover the Rent and other sums payable under this Lease for a period of twelve (12) months commencing with the date of loss. Property insurance amounts must be sufficient to prevent the application of co-insurance provisions in the policy or policies.

C. Statutory Workers’ Compensation Insurance and Employer’s Liability Insurance with minimum limits of at least $500,000/$500,000/$500,000, with waiver of subrogation in favor of Landlord (Tenant hereby waiving any claims against Landlord covered by such insurance).

D. Business Auto Liability Insurance which insures against bodily injury and property damage claims arising out of the ownership, maintenance or use of “any auto.” A minimum of $1,000,000 combined single limit shall apply.

Each policy of insurance required to be maintained by Tenant pursuant to this Article 17 shall be placed with insurance companies admitted to do business in the State where the Complex is located and carrying a current rating of at least A-IX in “Best’s Insurance Guide” and shall contain an endorsement requiring thirty (30) days’ written notice from the insurance company to Landlord and the Manager prior to any cancellation or reduction in coverage of the policy. Each policy of insurance required by paragraphs A and B above shall name Landlord and the Manager (with respect to the policy of insurance required by paragraph A only) as additional insureds. Prior to the commencement of the Lease Term, and annually thereafter, Tenant shall deliver to Landlord certificates of insurance evidencing the policies of insurance required by this Article 17.

17.02 LANDLORD’S INSURANCE

Landlord, at its expense, shall obtain and maintain the following insurance during the Term: (i) the equivalent of ISO Special Form Property Insurance (All Risk) covering the Building, less footings and foundations (and excluding leasehold improvements, and tenant fixtures, property and equipment), providing protection to the extent of one hundred percent (100%) of the replacement cost of such property, less a commercially reasonable deductible; (ii) commercial general liability insurance (including bodily injury and property damage) covering Landlord’s operations at the Complex; and (iii) to the extent reasonably deemed necessary by Landlord, boiler/machinery insurance. Property insurance amounts must be sufficient to prevent the application of co-insurance provisions in the policy or policies.

18. RULES AND REGULATIONS

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the Rules and Regulations attached hereto as Exhibit B, as such Rules and Regulations may be reasonably modified and/or supplemented by Landlord by notice to Tenant during the Term; provided, however, that Tenant shall not be bound by or required to comply with any such modification or supplement that conflicts with an express right granted to Tenant under this Lease .

19. LANDLORD’S RIGHTS

Landlord shall have the following rights exercisable in Landlord’s reasonable judgment and without notice (except as expressly provided to the contrary) and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (1) to change the name or street address of the Building or the Complex, upon thirty (30) days’ prior written notice to Tenant; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building and in and about the Complex; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) to display the Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) to change the arrangement of entrances, doors, corridors, elevators and stairs in the Building and Common Areas, provided that no such change (unless required by law) shall materially adversely affect access to the Premises or the Tenant’s Parking Spaces unless Landlord first seeks Tenant’s prior written consent, which consent shall not be unreasonably withheld; (6) to grant to any party the exclusive right to conduct any lawful business or render any lawful service in or to the Building or Complex, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted hereunder; (7) to prohibit the placing of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant’s employees; (8) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office; (9) to close the Building or Complex after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such reasonable regulations as Landlord prescribes for security purposes; (10) to take any and all reasonable measures including inspections and repairs to the Premises or other portions of the Complex, as may be necessary or desirable in the operation or protection thereof; (11) to retain at all times master keys or pass keys to the Premises; (12) to install, operate and maintain security systems which monitor, by closed circuit television or otherwise, all persons entering and leaving the Building or the Complex; and (13) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building.

20. ESTOPPEL CERTIFICATE

Tenant shall from time to time, upon not less than ten (10) days’ prior written request by Landlord or any mortgagee or ground lessor of the Complex, deliver to Landlord or such mortgagee or ground lessor (A) such financial statements regarding Tenant and containing the same information that would be contained in the Call Reports, as defined below, during any time that the Call Reports are not available for Tenant, and/or (B) a statement in writing certifying: (1) that this Lease and the Work Letter are unmodified and in full force and effect or, if there have been modifications, that this Lease and the Work Letter, as modified, are in full force and effect; (2) the amount of Rent then payable under this Lease and the date to which Rent has been paid; (3) that Tenant has no knowledge that Landlord is in default under this Lease or the Work Letter, or, if Tenant has knowledge of a default, a detailed description of Tenant’s knowledge of such default(s); (4) that Tenant is or is not in possession of the Premises, as the case may be; and (5) such other information as may be reasonably requested. Tenant shall cause to be available to Landlord at all times during the Term quarterly call reports filed by Tenant with the Federal Deposit Insurance Corporation (the “Call Reports”). Such reports currently are available online at http://www.fdic.gov, and Tenant shall inform Landlord immediately of any change in the manner of accessing the Call Reports.

21. [INTENTIONALLY OMITTED]

22. TENANT’S SHARE OF INCREASES IN OPERATING COSTS

22.01 DEFINITIONS

For the purposes of this Article 22, the following words and phrases shall have the following meanings:

A. “Adjustment Date” shall mean each January 1 occurring within the Term.

B. “Adjustment Year” shall mean each calendar or partial calendar year during the Term.

C. “Operating Costs” shall mean all costs, expenses, Taxes and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the management, operation, maintenance, replacement and repair of all building improvements, other improvements and land comprising the Complex and of the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in connection therewith. Operating Costs shall not include the following: (1) costs of improvement of the Premises and the premises of other tenants of the Building; (2) charges for depreciation of the buildings and improvements comprising the Complex; (3) any other capital improvements to the Complex, except with respect to the costs associated with capital improvements installed by Landlord for the purpose of reducing Operating Costs and then only the annual straight line amortization of such costs over the useful life thereof; (4) legal, accounting and other professional fees incurred by Landlord arising from the attempted or actual sale or financing of the Complex or any part thereof; (5) interest and principal payments on mortgages; (6) base ground rental payments (provided that additional rent for taxes and other costs may be included in Operating Costs); (7) salaries and other compensation of executive officers of the Manager senior to the individual Building or Complex manager; (8) cost of a membership in any professional or political organization; (9) amount of any political campaign or charitable contribution; (10) brokerage commissions, leasing commissions, tenant inducement payments and other concessions, marketing costs, legal fees and other costs and expenses incurred for or in connection with leasing space or additional space in the Building to tenants; (11) costs and expenses incurred in renovating or improving space in the Building (other than performance of Landlord’s obligations herein regarding the Common Areas); (12) costs incurred because

Landlord or another tenant violated or is alleged to have violated the terms of any lease; (13) fines or other penalties incurred due to the actual or alleged violation or failure of Landlord to timely comply with or pay amounts in respect of any contractual or legal requirement, building code, ordinance, governmental rule, regulation, law or other governmental authority; (14) costs incurred to test, survey, clean up, contain, abate, remove or otherwise remedy hazardous or toxic materials or asbestos-containing materials or the cost of any environmental audit of the Building or the Complex (provided that this provision shall not excuse Tenant from paying any such costs for which Tenant is otherwise responsible under this Lease); (15) costs or fees paid to any affiliate or entity related to Landlord or Manager that are in excess of amounts that would otherwise be payable for the same services, materials or supplies if rendered by an entity not affiliated to Landlord (provided that a management fee of up to four percent (4%) of gross revenues from the Complex may be paid to an affiliate or entity related to Landlord); (16) any costs arising from Landlord’s operation of commercial or retail concessions, services and the like within the Building or the Complex; (17) costs incurred to correct or cure title defects relating to the Complex or any portion thereof; (18) costs for purchasing, maintaining or replacing sculptures, paintings, wall hangings or other objects of fine art and costs of refurbishment or restoration of any existing fine art work located in or around the Complex, other than routine cleaning and maintenance, provided that this clause shall not exclude routine decorations that cannot reasonably be considered fine art; (19) costs of operating and maintaining any food court or exercise gym in the Complex; (20) repairs, alterations and general maintenance necessitated by the gross negligence or willful act of Landlord or Manager and their respective agents, employees and contractors; (21) operating expenses or costs with respect to any parking garage in the Complex, including without limitation, salaries, wages or other compensation and benefits, utilities, insurance, repair and maintenance, and management costs and fees incurred in connection with the operation of such garage; (22) costs associated with the operation of the business of the entity that constitutes Landlord as the same are distinguished from the costs of operation of the Building, including franchise, estate, income, recordation, inheritance, transfer or rollback taxes payable by Landlord, as well as legal and accounting fees (other than with respect to the operation of the Building); or (23) any expenditures for which Landlord has been reimbursed (other than pursuant to proration of Operating Costs, rent adjustment and escalation provisions provided in leases).

D. “Tenant’s Proportionate Share” has the meaning set forth in Section 1.01.N above.

E. “Cost Adjustment Base” shall mean the amount of Operating Costs (including Taxes) for calendar year 2009.

F. “Increases in Operating Costs” shall mean, for each Adjustment Year after calendar year 2009, the Operating Costs (including Taxes) for such Adjustment Year less the Cost Adjustment Base.

G. “Tenant’s Share of Increases in Operating Costs” has the meaning set forth in Section 1.01.0 above.

H. “Taxes” shall mean all federal, state and local governmental taxes, assessments and charges (including transit or district taxes or assessments) of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the improvements and land comprising the Complex, or of the personal property, fixtures, machinery, equipment systems and apparatus located therein or used in connection therewith (including any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes). For purposes hereof, Taxes for any year shall be Taxes which are due for payment or paid in that year, rather than Taxes which are assessed or become a lien during such year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys’ fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes in any year shall be reduced by the net amount of any tax refund received by Landlord during such year if the Tenant contributed to the payment of the Taxes that are refunded. If a special assessment payable in installments is levied against the Complex, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal, state or local sales, use, franchise, capital stock, inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

22.02 TENANT’S SHARE OF INCREASES IN OPERATING COSTS

Beginning on January 1, 2010 and continuing throughout the Term, Tenant shall pay, on January 1, 2010, and thereafter on the first day of each month, as additional Rent, Tenant’s Share of Increases in Operating Costs. The annual amount of Tenant’s Share of Increases in Operating Costs shall be determined by Landlord as of January 1, 2010 and each subsequent Adjustment Date based on Landlord’s Projections pursuant to Section 22.03 below, and shall be subject to adjustment pursuant to Section 22.04. Monthly installments of Tenant’s Share of Increases in Operating Costs shall be 1/12th of the annual amount, and payments shall be prorated for partial years or partial months.

22.03 PROJECTIONS

For purposes of calculating Operating Costs for any Adjustment Year, Landlord may make reasonable estimates, forecasts or projections (collectively, the “Projections”) of Operating Costs for such Adjustment Year. Prior to January 1, 2010 and each subsequent Adjustment Date, or as soon thereafter as the information is available, Landlord shall deliver to Tenant a written statement setting forth the Projections of Operating Costs for the Adjustment Year in which such Adjustment Date occurs and providing a calculation of the Tenant’s Share of Increases in Operating Costs to become effective as of said Adjustment Date; provided, however that the failure of Landlord to provide any such statement shall not relieve Tenant from its obligation to continue to pay Tenant’s Share of Increases of Operating Costs at the rate, if any, then in effect under this Lease, and if and when Tenant receives such statement from Landlord, Tenant shall pay any unpaid Tenant’s Share of Increases in Operating Costs reflected thereby.

22.04 READJUSTMENTS

On or about April 1st following the end of each Adjustment Year (beginning April 1, 2011), or at such later time as Landlord shall be able to determine the actual amounts of Operating Costs for the Adjustment Year last ended, Landlord shall notify Tenant in writing of such actual amounts. If such actual amounts exceed the Projections for such Adjustment Year, then Tenant shall, within thirty (30) days after the date of such written notice from Landlord, pay to Landlord the unpaid Tenant’s Share of Increases in Operating Costs reflected on such statement. The obligation to make such payments shall survive the expiration or earlier termination of the Term; provided, however, Tenant shall have no obligation to make any such payment unless Tenant receives written notice that such payment is due not later than one hundred eighty (180) days after the end of an Adjustment Year. If the total Tenant’s Share of Increases in Operating Costs paid by Tenant during such Adjustment Year exceeds the amount thereof payable for such year based upon actual Operating Costs for such Adjustment Year, then Landlord shall credit the excess to installments of Tenant’s Share of Increases in Operating Costs payable after the date of Landlord’s notice until the excess has been exhausted, or if this Lease shall expire prior to full application of the excess, Landlord shall pay to Tenant the balance thereof not theretofore applied against Tenant’s Share of Increases in Operating Costs within thirty (30) days after the date that the amount due to Tenant is determined. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or to pay Tenant by reason of this Section.

22.05 PARTIAL OCCUPANCY

For purposes of determining Tenant’s Share of Increases in Operating Costs for any Adjustment Year in which less than ninety-five percent (95%) of the Rentable Square Footage of the Building, as set forth in Section 1.01P above, is occupied by tenants, the amount of Taxes and Operating Costs that vary on the basis of occupancy of the Building for the Adjustment Year shall be increased to the amount that would have been payable had there been ninety-five percent (95%) occupancy in the Building during such Adjustment Year; provided, however, that in no event shall Landlord be entitled to be reimbursed (in total from all tenants of the Complex) for more than the actual increase in Operating Costs for any Adjustment Year.

22.06 BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Costs in accordance with sound accounting and management practices and shall retain such books and records for a period of one (1) year after the end of each calendar year during which such Operating Costs were paid or incurred. The books and records shall be available to Tenant for inspection upon prior reasonable notice.

23. REAL ESTATE BROKERS

Tenant represents that, except for the broker set forth in Section 1.01M above as Tenant’s Broker and Landlord’s broker (which is Thalhimer Commercial Real Estate), Tenant has not dealt with any real estate broker, salesperson, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant agrees to indemnify and hold harmless Landlord and the Manager from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall not be responsible for the payment of any commission or any other payment to any broker in connection with this Lease, other than any commission owed to Thalhimer Commercial Real Estate under Landlord’s separate agreement with such broker and a commission owed to the broker set forth in Section 1.01M above as Tenant’s Broker under Landlord’s separate agreement with Tenant’s Broker.

24. SUBORDINATION AND ATTORNMENT

24.01 SUBORDINATION

This Lease and the rights of Tenant hereunder are expressly subject and subordinate to any ground lease of the land comprising the Complex hereafter existing (Landlord hereby confirming that the land comprising the Complex is not currently ground leased), and all amendments, renewals, modifications and extensions of and to any said ground lease, and to the lien and provisions of any mortgage now or hereafter existing encumbering the Complex, or any part thereof, or said ground leasehold estate, and all amendments, renewals and modifications and extensions of and to any such mortgage, and to all advances made or hereafter to be made upon the security of any such mortgage; provided, however, that such subordination is contingent upon Tenant being provided with a non-disturbance agreement reasonably acceptable to Tenant. As used herein, the term mortgage shall mean any first lien mortgage, deed of trust, deed to secure debt or other instruments used to secure debt. Landlord represents and warrants to Tenant that Lender, which currently holds a mortgage encumbering the Premises, has agreed to utilize the form of subordination, nondisturbance and attornment agreement attached hereto as Exhibit D and made a part hereof. Tenant agrees to execute and deliver such agreement (properly completed) upon request by Landlord, and as to any future mortgage or ground lease, Tenant agrees to execute and deliver the standard form of subordination, nondisturbance and attornment agreement of the mortgagee or ground lessor within ten (10) days after request by Landlord so long as the nondisturbance provisions thereof are reasonably acceptable to Tenant.

24.02 ATTORNMENT

In the event of the foreclosure of any such mortgage by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, or any transfer by a deed in lieu of foreclosure, or any similar transfer that is made in anticipation or upon threat of foreclosure, Tenant, at the request of the then Landlord, shall attorn to and recognize such mortgagee or purchaser in foreclosure or otherwise as Tenant’s Landlord under this Lease so long as such mortgagee or purchaser acknowledges that its ownership of the Building is subject to the rights of Tenant under this Lease. Tenant agrees to execute and deliver at any time upon request of such mortgagee, purchaser, or their successors, any instrument to further evidence such attornment.

25. NOTICES

All notices required or permitted to be given under this Lease shall be in writing and shall be deemed given and delivered upon receipt (or failure or refusal to accept delivery), after being deposited in the United States Mail, postage prepaid and properly addressed, certified mail, return receipt requested, at the addresses shown in Sections 1.01E and 1.01C hereof or such other address as either party may designate for itself from time to time by written notice to the other party. In addition, any notice to Tenant may be given by hand or courier delivery to the notice address of Tenant with a signed receipt obtained. Landlord may cause Manager or any attorney or other agent of Landlord to give any notice of Landlord hereunder, and any such notice given by Manager or any attorney or other agent of Landlord on Landlord’s behalf pursuant to Landlord’s instructions shall be effective as a notice from Landlord.

26. MISCELLANEOUS

26.01 LATE CHARGES

All delinquent Rent shall bear interest at the rate of twelve percent (12%) per annum from the date due (prior to any grace period for payment) until paid.

26.02 ENTIRE AGREEMENT

This Lease and the Exhibits attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written. This Lease may not be modified except by document in writing executed by Landlord and Tenant.

26.03 NO OPTION

The execution and delivery by Tenant of this Lease to Landlord or the Manager shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, but the execution of this Lease by Tenant and delivery of same to Landlord or Manager does not constitute a reservation of or option for the Premises, or a commitment by Landlord to lease the Premises to Tenant. This Lease shall become effective only if and when Landlord executes and delivers it to Tenant. Landlord and Tenant represent and warrant to each other that each party has obtained all consents, approvals and authorizations required for it to execute and deliver this Lease and to perform its obligations hereunder. If Tenant is an entity, it shall, if requested by Landlord, deliver to Landlord certified resolutions of Tenant’s directors, managers or other persons with power to authorize Tenant’s actions authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder. If Tenant is a partnership, every general partner thereof shall execute this Lease, unless a lesser number is deemed sufficient in the reasonable opinion of Landlord’s legal counsel.

26.04 ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Term.

26.05 BINDING EFFECT

This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

26.06 FORCE MAJEURE

Neither party hereto shall be deemed in default with respect to any of the terms, covenants and conditions of this Lease, if such party fails to timely perform same and such failure is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by the other party (or such other party’s agents, employees or invitees) or any other cause beyond the commercially reasonable control of the non-performing party; provided, however, that nothing herein shall excuse Tenant’s failure to pay Rent or any other charges due to Landlord hereunder.

26.07 CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent or such Articles and Sections.

26.08 APPLICABLE LAW

This Lease shall be construed in accordance with the laws of the state in which the Complex is located.

26.09 TIME

Time is of the essence of this Lease and the performance of all obligations hereunder.

26.10 LANDLORD’S RIGHT TO PERFORM TENANT’S DUTIES

If Tenant fails timely to perform any of its duties under this Lease or the Work Letter, Landlord shall have the right (but not the obligation), after the expiration of any grace period elsewhere under this Lease or the Work Letter expressly granted to Tenant for the performance of such duty, to perform such duty on behalf and at the expense of Tenant without further prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

26.11 RELATIONSHIPS

The relationship between Landlord and Tenant is that of landlord and tenant and nothing herein shall be construed to give rise to any other relationship including, without limitation, a creditor and debtor relationship.

26.12 INVALIDITY

If any term(s), condition(s), covenant(s), clause(s) or provision(s) herein contained shall operate or would prospectively operate to invalidate this Lease in whole or in part, then such term(s), condition(s), covenant(s), clause(s), and provision(s) only shall be held for naught as though not herein contained, and the remainder of this Lease shall remain operative and in full force and effect.

26.13 LIMITATION OF LANDLORD’S LIABILITY

Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of the Landlord in the Complex (including without limitation the land thereunder) for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord for any default or breach by Landlord of any of its obligations under this Lease, subject, however, to the prior rights of any ground or underlying landlord or the holder of any mortgage covering the Building or of Landlord’s interest therein. No other assets of the Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim. This provision shall not be deemed, construed or interpreted to be or constitute an agreement, express or implied between Landlord and Tenant that the Landlord’s interest hereunder and in the Building shall be subject to impressment of an equitable lien or otherwise. Nothing herein contained shall be construed to limit any right of injunction against the Landlord, where appropriate.

26.14 TRANSFER OF LANDLORD’S INTEREST

In the event of the sale, assignment or transfer by Landlord of its interest in the Building or in this Lease (other than a collateral assignment to secure a debt of Landlord) to a successor in interest who expressly assumes in writing the obligations of Landlord hereunder, Landlord shall thereupon be released or discharged from all of its covenants and obligations hereunder, except such obligations as shall have accrued prior to any such sale, assignment or transfer; and Tenant agrees to look solely to such successor in interest of Landlord for performance of such obligations. Any securities given by Tenant to Landlord to secure performance by Tenant of its obligations hereunder may be assigned by Landlord to such successor in interest of Landlord; and, upon acknowledgement by such successor of receipt of such security and its express assumption of the obligation to account to Tenant for such security in accordance with the terms of the Lease, Landlord shall thereby be discharged of any further obligation relating thereto. Landlord’s assignment of the Lease or of any or all of its rights herein shall in no manner affect Tenant’s obligations hereunder. Tenant shall thereafter attorn and look to such assignee, as Landlord, provided Tenant has first received written notice of such assignment of Landlord’s interest. Landlord shall have the right to freely sell, assign or otherwise transfer its interest in the Building and/or this Lease.

26.15 RIDERS

ALL RIDERS ATTACHED HERETO SHALL BE DEEMED TO BE A PART HEREOF AND HEREBY INCORPORATED HEREIN.

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.01D hereof

LANDLORD:

JAMES CENTER PROPERTY LLC, a Delaware limited liability company

By:	/s/ Joseph Jerome
Name:	Joseph Jerome
Title:

TENANT:

XENITH BANK,
a Virginia banking corporation (in organization)

By:	/s/ T. Gaylon Layfield, III
Name:	T. Gaylon Layfield, III
Title:	President & CEO

EXHIBIT “A”

PLAN OF PREMISES

XENITH BANK

EXHIBIT “A”

PLAN OF PREMISES

XENITH BANK

EVOLVE

architecture

1111 East Main Street

Suite 150

Richmond, VA 23219

Tel: (804) 649-9400

Fax: (804) 649-9475

evolvearchitechture.com

XENITH BANK

NEW HEADQUARTERS

17TH FLR. ONE JAMES CENTER RICHMOND, VA

1 OF 1

DATE ISSUED: 6.16.08

REVISIONS:

JOB NUMBER: 3538

DRAWN BY: AKF

CHECKED BY: AKF

EXHIBIT A-1

PARCEL I

ALL that certain tract or parcel of land, with the improvements located thereon, and the privileges and appurtenances thereunto belonging and appertaining, lying and being in the City of Richmond, Virginia, containing 1.15 acres and designated as Parcel 1 on plat of survey made by Austin Brockenbrough and Associates, Consulting Engineers, dated December 13, 1982, revised December 29, 1982 and entitled “Property Line Plan of CSX Property – James Center – Richmond, Virginia”, and further described by metes and bounds as follows:

BEGINNING at a point on the east line of 9th Street at a lead hub northwardly from the intersection of the east line of 9th Street if extended with the north line of Canal Street if extended and thence from said point of beginning along the eastern line of 9th Street N 37 – 06 – 59 E a distance of 122.05 feet to a lead hub; thence continuing along the eastern line of 9th Street N 45 – 29 – 18 E a distance of 106.15 feet to a lead hub; thence S 53 – 09 – 10 E a distance of 74.67 feet to a point; thence S 08 – 09 – 10 E a distance of 165.37 feet to a point; thence S 53 – 09 – 10 E a distance of 31.59 feet to a point; thence S 36 – 47 – 13 W a distance of 140.23 feet to a lead hub in the northern line of Canal Street; thence along the northern line of Canal Street N 53 – 09 – 10 W a distance of 209.83 feet to a lead hub; thence along a curve to the right having a radius of 30.00 feet, an angle of 90 – 22 – 50 and a distance of 47.32 feet to the point and place of beginning.

BEING a part of the same real estate conveyed to James Center Development Company, a Virginia corporation, by deed from The Chesapeake and Ohio Railway Company, a Virginia corporation, dated July 13, 1970, recorded October 2, 1970, in the Clerk’s Office of the Circuit Court of the City of Richmond, Division I, in Deed Book 666C, page 53.

PARCEL II

ALL that certain tract or parcel, lying and being in the City of Richmond, Virginia which is more particularly bound and described as follows:

BEGINNING at a lead hub on the north line of Canal Street westwardly from the intersection of the west line of 10th Street if extended with the north line of Canal Street if extended; thence along a curve to the left having a radius of 20.00 feet, an angle of 89 – 27 – 30 and a distance of 31.23 feet to a lead hub in the western line of 10th Street; thence continuing along the western line of 10th Street N 37 – 07 – 10 E a distance of 120.42 feet to a point; thence N 53 – 09 – 10 W a distance of 20.72 feet to a point;

thence S 36 – 47 – 13 W a distance of 140.23 feet to the point and place of beginning and containing 2,763.85 square feet or 0.060 acres, more or less.

EXHIBIT B

RULES AND REGULATIONS

1. The Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants, the Building and protection of property in the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant’s premises or the Building under the provisions of this rule.

2. Landlord reserves the right to exclude or expel from the Building any person who in the judgment of Landlord is intoxicated or under the influence of liquor or drugs.

3. Tenants shall not do or permit anything to be done in their premises or bring or keep anything therein which will in any way obstruct or interfere with the rights of other tenants, or do, or permit anything to be done in their premises which shall, in the judgment of the Landlord or its Manager, in any other way injure or annoy them, or conflict with the laws relating to fire, or with the regulations of the fire department or with any insurance policy upon the Building or any part thereof or any contents therein or conflict with any of the Rules and Ordinances of the public building or health authorities.

4. All electrical equipment used by tenants shall be U.L. approved. Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in such premises which would impair or interfere with any of the Building services or the proper and economic heating, cooling, cleaning or other servicing of the Building or such premises.

5. Tenants shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business, in the Building. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building. Tenants shall not use any other method of heating than that supplied by the Landlord.

6. Tenants shall give Landlord prompt notice of all accidents to or defects in air-conditioning equipment, plumbing, electric facilities or any part or appurtenances of their premises.

7. Tenants shall use electric, gas and any other form of energy only from such sources of supply as is furnished in the Building.

8. All deliveries to the Building for or by any tenant are to be made through the service entrance to Building as designated by Landlord, unless special permission is granted by Landlord for the use of other Building entrances.

9. Furniture, equipment or supplies shall be moved in or out of the Building only upon the elevator designated by Landlord and then only during such hours and in such manner as may be prescribed by Landlord.

10. Should any tenant desire to place in the Building any unusually heavy equipment, including, but not limited to, large files, safes and electronic data processing equipment, it shall first obtain written approval of the Landlord to place such items within the Building, for the use of the Building elevators, and for the proposed location in which such equipment is to be installed. The Landlord shall have the power to prescribe the weight and position of any equipment that may exceed the weight load limits of the building structure, and may further require, at the tenant’s expense, the reinforcement of any flooring on which such equipment may be placed, and/or to have an engineering study performed to determine such weight and position of equipment, to determine added reinforcement required, and/or determine whether or not such equipment can be safely placed within the Building.

11. Tenants shall not place additional locks or bolts of any kind upon any of the doors of their premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for tenant’s premises and toilet rooms (if applicable) shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of any tenant’s lease, all keys of such tenant’s premises and toilet rooms shall be delivered to the Landlord.

12. Tenants shall not leave any refuse in the public hallways or other areas of Building (excepting such tenant’s own premises) for disposal.

13. Landlord shall have the right to prohibit any advertising by tenants which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building or offices; upon written notice from the Landlord, tenants shall refrain from or discontinue such advertising.

14. If a tenant employs laborers or others outside of the Building, such tenant shall not have its employees paid in the Building, but shall arrange to pay their payrolls elsewhere. Tenants shall not advertise for laborers, giving an address at the Building.

15. Bicycles or other vehicles shall not be permitted in the offices, halls, corridors, lobbies and elevators of the Building, nor shall any obstruction of sidewalks or entrances of the Building by such be permitted.

16. The sidewalks, entries, passages, elevators and staircases shall not be obstructed or used by tenants, their servants, agents or visitors for any other purpose than ingress and egress to and from their respective offices.

17. Canvassing, soliciting and peddling in the Building is prohibited and tenants shall cooperate to prevent the same.

18. No animals, birds or pets (other than seeing-eye dogs) of any kind shall be allowed in any tenant’s premises or the Building.

19. The water closets, urinals, waste lines, vents or flues of the Building shall not be used for any purpose other than those for which they were constructed, and no rubbish, acids, vapors, newspapers or other such substances of any kind shall be thrown into them. The expense caused by any breakage, stoppage or damage resulting from a violation of this rule by any tenant, its employees, visitors, guests or licensees, shall be paid by such tenant.

20. All decorating, carpentry work, or any labor required for the installation of any tenant’s equipment, furnishings or other property shall be performed at such tenant’s expense, subject to Landlord’s prior written approval and, by Landlord’s employees or at Landlord’s option and consent by persons or contractors authorized in writing by Landlord. This shall apply to all work including but not limited to, installation of telephone or telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building. None of this work shall be done by any tenant without Landlord’s prior written approval.

21. If any tenant desires radio signal, communication, alarm or other utility service connection installed or changed, such work shall be done at the expense of such tenant, with the prior written approval and under the direction of Landlord. No wiring shall be installed in any part of the Building without Landlord’s approval and direction. Landlord reserves the right to disconnect any radio, signal or alarm system when, in Landlord’s opinion, such installation or apparatus interferes with the proper operation of the Building or systems within the Building.

22. Except as permitted by Landlord, tenants shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of their premises or of the Building and the repair cost of any defacement, damage or injury caused by any tenant, its agents or employees, shall be paid for by such tenant.

23. All glass, lighting fixtures, locks and trimmings in or upon the doors and windows of any tenant’s premises shall be kept whole and whenever any part thereof shall be broken through cause attributable to any tenant, its agents, guests or employees, the same shall immediately be replaced or repaired by Landlord at such tenant’s expense.

24. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by any tenant or the employees, licensees, agents or invitees of any tenant, shall be paid by such tenant.

25. Tenants shall not remove any carpet, or wall coverings, window blinds, or window draperies in its premises without prior written approval from Landlord.

26. The sashes, sash doors, windows, side glass, glass floors and any lights or skylights that reflect or admit light into the halls or other places of Building shall not be covered or obstructed by any tenant without prior written approval from Landlord.

27. Tenants shall cooperate fully with the life safety plans of the Building as established and administered by the Landlord. This includes participation by tenants and employees of the tenants in exit drills, fire inspections, life safety orientations and other programs relating to fire safety that may be promulgated by the Landlord.

28. Smoking is not allowed anywhere in the Building. Each tenant shall take all action necessary to prevent smoking in its premises and smoking by its employees elsewhere in the Building.

EXHIBIT C

WORK LETTER

As a material part of this Lease, Landlord and Tenant agree as follows:

1. As soon as is reasonably possible using commercially reasonable diligence, Tenant shall provide detailed design and development plans (“Upfitting Plans”), suitable for obtaining governmental approvals and permits needed for construction, for the upfitting of the Premises to Landlord, which Upfitting Plans shall be prepared by Evolve Architecture or such other qualified planning or architectural firm licensed by the Commonwealth of Virginia and approved in advance, in writing by Landlord (acting reasonably) (“Tenant’s Planner”) and by mechanical and electrical engineers working under contracts with the general contractor, Kjellstrom & Lee, Inc. Such Upfitting Plans must provide for all aspects of the uplifting of the Premises, including:

(a) Information pertaining to the type of partitions and modular furniture which Tenant will utilize in the Premises;

(b) Specifications and locations of special power, mechanical and related requirements of Tenant, if any;

(c) Tenant’s ceiling and lighting requirements;

(d) Tenant’s power plan information (including without limitation copier, fax and printer locations and specifications; power pole locations and needs; other special equipment locations and specifications; and other related information); and

(e) All supplemental and follow up information requested by Landlord for construction of the Building or Premises.

Such Upfitting Plans and all work specified therein must (i) meet all legal requirements, (ii) allow for issuance of all needed permits and approvals, and commencement and completion of construction, without delay, and (iii) not require any modification of or increase in the Building or the demands on any of the Building systems, unless Tenant pays for the cost of such modifications. Landlord shall have the right to require reasonable changes in the Upfitting Plans to satisfy these requirements.

Provided such Upfitting Plans, meeting such requirements, are submitted to Landlord as set forth above, and provided that Tenant provides copies of the plans to Dave Drumheller, c/o Landlord, 1051 East Cary St., Suite 610, Richmond, VA 23219, Landlord shall approve or disapprove the plans by written notice to Tenant within five (5) Business Days after receipt of the plans. Upfitting Plans for portions or segments of the work may be submitted for separate approval by Landlord. Any disapproval shall be accompanied by a reasonably detailed explanation for why the Upfitting Plans were disapproved. Upon notice of disapproval, Tenant and Tenant’s Planner shall then make all changes reasonably required by Landlord and resubmit such Upfitting Plans to Landlord for final approval at the address provided above within five (5) days after notice of disapproval. Provided the revised plans meet such requirements, Landlord shall provide final approval within five (5) days after the date of submission. The Upfitting Plans, when approved in their entirety (if submitted in portions for separate approvals), whether approved after the initial or a subsequent submission, are referenced herein as the “Final Upfitting Plans”. If Landlord fails to respond to the initial or a subsequent submission within the time period allowed above, Tenant shall notify Landlord in writing of the failure. If Landlord continues to fail to respond within two (2) Business Days after such notice, the Upfitting Plans submitted shall be deemed approved as submitted. All approvals or disapprovals may be sent to Tenant by facsimile transmission to the attention of Thomas W. Osgood (fax number 804-330-0007), Randy Blankenship at Evolve Architecture (fax number 804-649-9475), and Pete Alcorn at Kjellstrom & Lee, Inc. (fax number 904-285-4288), and need not be submitted in any other manner to any other person. Tenant and Tenant’s Planner shall be responsible for ensuring that the Final Upfitting Plans provide for improvement of the Premises in accordance with applicable legal requirements. Tenant or Tenant’s Planner shall then obtain all governmental approvals and permits needed for performance of the work shown on the Final Upfitting Plans (the “Tenant’s Work”) and provide copies of such permits and approvals to Landlord.

2. Upon obtaining all needed governmental approvals and permits, Tenant shall perform the Tenant Work. Landlord shall have no obligation to improve or upfit the Premises, and Tenant shall accept the Premises “As Is”.

Tenant shall perform the Tenant’s Work in accordance with the Final Upfitting Plans, this Work Letter and applicable legal requirements, and Tenant shall be responsible for ensuring that the Premises comply with the Final Upfitting Plans and provide for improvement of the Premises in accordance with legal requirements.

3. Tenant shall bid and award contracts for the Tenant’s Work, provided that Tenant’s general contractor, and Tenant’s other contractors and subcontractors, must be experienced in construction of tenant improvements in buildings similar to the Building, be of good reputation, be licensed in the Commonwealth of Virginia, and be approved in advance in writing by Landlord. Without limiting the foregoing, the following contractors/subcontractors must be used by Tenant or Tenant’s general contractor: For sprinkler, and fire and life safety, either Elite Fire Protection or Virginia Sprinkler Co.; and for audible and visual alarms, Convergent Technologies, Simplex or Siemens.

4, Landlord shall permit Tenant’s general contractor and other contractors/subcontractors to enter the Premises during normal business hours so that Tenant may perform the Tenant’s Work. Tenant’s right of entry will be upon the condition that Tenant and its employees, agents, contractors, subcontractors and suppliers comply with the requirements of this Lease (including without limitation the requirements of Article 10 of this Lease) and work in harmony with Landlord and its employees, agents, contractors and suppliers, and not interfere with Landlord’s operation of the Complex and other tenants of the Building. Tenant shall also comply, and cause its contractors and subcontractors to comply, with the James Center Construction Requirements attached to this Work Letter as Attachment 1. Tenant agrees that such entry into the Building or occupation of the Premises shall be governed by all of the terms, covenants, conditions and provisions of the Lease, including without limitation Tenant’s obligations to provide indemnification and defense and to maintain insurance coverages as required under the Lease. In addition, Tenant’s general contractor and other contractors/subcontractors shall also be required to maintain insurance meeting the requirements imposed on Tenant under Article 17 of the Lease, and in addition, until the Tenant’s Work is completed, the property insurance required to be maintained by Tenant under Article 17 of the Lease shall be builder’s risk insurance. Tenant further agrees that Landlord shall not be liable in any way for injury, loss or damage which may occur to any of the Tenant’s Work or installations made in the Premises by or on behalf of Tenant, or to any personal property placed in the Premises by or on behalf of Tenant, all of which shall be at Tenant’s sole risk, and Tenant agrees to indemnify, defend and hold harmless Landlord from and against all claims, actions, liabilities, liens and costs (including reasonable attorneys’ fees) caused by the negligence or willful act of Tenant or its agents, contractors, subcontractors or employees and arising out of any Tenant’s Work.

Tenant shall complete the Tenant’s Work in accordance with the Final Upfitting Plans approved by Landlord as promptly as is reasonably possible. Each contractor and subcontractor participating in Tenant’s Work shall obtain prior written approval from Landlord for any space within the Building (other than space in the Premises) that the contractor or subcontractor desires to use for handling and moving of its materials and equipment. Each contractor and subcontractor participating in the Tenant’s Work shall make prior arrangements with Landlord for connections to the Building’s utility systems. Tenant’s contractors shall supply temporary power and lighting equipment. It shall be Tenant’s responsibility to cause each of Tenant’s contractors and subcontractors participating in the Tenant’s Work to remove and dispose of, on a daily basis or more frequently as Landlord may reasonably direct, all debris and rubbish caused by or resulting from the Tenant’s Work, and upon completion of the Tenant’s Work, to remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining in the Building, which has been brought in or created by the contractors and subcontractors in the performance of the Tenant’s Work. Tenant’s contractors and subcontractors shall cause their employees and agents to enter and exit the Complex and Building via the entrances reasonably designated by Landlord. All materials, supplies and equipment shall be brought into the Building at times reasonably approved by Landlord. It shall be Tenant’s responsibility to cause each of Tenant’s contractors and subcontractors to maintain continuous protection of the Building and Complex in such manner as to prevent any damage to the Building and Complex from the performance of Tenant’s Work. In connection with Tenant’s Work, Tenant or Tenant’s contractors shall file all drawings, plans and specifications, pay all fees and obtain all necessary permits and certificates (including certificates of occupancy) from all governmental authorities with jurisdiction over such work. Landlord shall cooperate with Tenant in these matters and provide all reasonable assistance (provided that Landlord is not required to pay money or incur expense).

5. Landlord shall provide a “Tenant’s Allowance” of the lesser of (i) $20.00 per square foot of the Rentable Area of the Premises ($322,620.00), or (ii) the total reimbursable costs of the Tenant’s Work actually incurred by Tenant, as provided below.

Landlord shall pay the Tenant’s Allowance directly to Tenant as construction progresses, subject to and in accordance with the terms set forth below, to reimburse Tenant for amounts paid by Tenant to Tenant’s general contractor and other contractors for the Tenant’s Work.

Landlord shall pay the Tenant’s Allowance directly to Tenant on no more than a monthly basis as construction of the Tenant’s Work progresses. To obtain any such payment of the Tenant’s Allowance, Tenant shall first submit to Landlord with respect to each payment (I) a written request for payment signed by Tenant, Tenant’s Planner and Tenant’s general contractor or construction manager accompanied by paid invoices for costs covered by such request and incurred in connection with Tenant’s Work, which invoices shall be verified to Landlord’s reasonable satisfaction, (II) a certificate of completion by Tenant’s Planner in form and content reasonably satisfactory to Landlord evidencing the percentage of completion of the Tenant’s Work and confirming that all Tenant’s Work undertaken to date has been undertaken in accordance with the Final Upfitting Plans, and (III) a waiver of liens executed by Tenant’s general contractor and any other contractors and subcontractors engaged in or supplying labor or materials for Tenant’s Work to the extent covered by such request (Tenant to insure that all contracts and subcontracts for performance of Tenant’s Work require delivery of lien waivers as a condition of payment) (the items in (I) – (III) above being referenced herein as the “Disbursement Documentation”).

Upon Landlord’s receipt of Disbursement Documentation for a payment desired by Tenant, payment in the amount of the invoices submitted (subject to the Holdback, as defined below, and the maximum amount of Tenant’s Allowance set forth above) shall be made by Landlord to Tenant within ten (10) days following the Landlord’s receipt of such Disbursement Documentation.

Notwithstanding the foregoing, Landlord shall be entitled to withhold ten percent (10%) of each disbursement of the Tenant’s Allowance (the “Holdback”) until satisfaction of the following requirements. Landlord shall pay the Holdback to Tenant after Tenant has furnished to Landlord, in addition to all Disbursement Documentation required above, the following (and the same shall have been verified by Landlord):

(a) Tenant Planner’s written certification to Landlord of full completion of the Tenant’s Work in accordance with the Final Upfitting Plans, and Tenant’s unqualified written acceptance of the Tenant’s Work and the Premises; and

(b) A permanent certificate of occupancy for the Premises from the appropriate governmental authorities, if required.

Upon Landlord’s receipt of such documentation, the Holdback (to the extent not previously paid by Landlord) shall be paid by Landlord within thirty (30) days following Landlord’s receipt of such documentation. Notwithstanding anything to the contrary hereunder, under no circumstances shall (1) the total amount of the Tenant’s Allowance (including the Holdback) disbursed by Landlord at any time exceed the total costs incurred by Tenant for the Tenant’s Work as of such date; (2) the amount of any payment of the Tenant’s Allowance exceed the costs reflected in the invoices submitted to Landlord as part of the Disbursement Documentation for such payment, or (3) the total percentage of the Tenant’s Allowance (net of the Holdback) disbursed by Landlord at any time exceed the percentage of completion of the Tenant’s Work as of such date, as certified in writing by Tenant’s Planner. Landlord may reduce any payment of the Tenant’s Allowance as necessary to give effect to the foregoing.

If the entire Tenant’s Allowance is not paid or applied as set forth herein in connection with the initial improvement of the Premises by Tenant, the balance will be retained by Landlord but made available as a credit against the next installment of Rent due under the Lease. Tenant shall pay when due all costs of the Tenant Work in excess of the Tenant’s Allowance.

Attachment 1

JAMES CENTER CONSTRUCTION REQUIREMENTS

901, 1021, 1051 East Cary Street

Richmond, Virginia 23219

(804) 344-3222 (office)

(804) 344-3618 (fax)

RULES AND REGULATIONS FOR CONTRACTORS

Tenant and Tenant’s contractors and subcontractors shall perform the Tenant Work in accordance with the following rules and regulations:

1	Prior to construction or demolition, the drawings for the applicable work (including stamped mechanical drawings, where applicable) must be reviewed and approved by the Landlord’s representative (James Center Property LLC), such approval not to be unreasonably withheld.

2.	Prior to construction or demolition, the General Contractor (GC) is required to furnish James Center Property LLC with the following:

•	Current Certificate of Insurance showing James Center Property LLC and JEMB Realty Corporation as additional insureds.

•	Demolition or Building permit, as applicable (other than for set-up, staging and preparatory work).

•	Construction Rules and Regulations signed and dated (page 6).

3.	A full-time, on-site, competent superintendent must supervise all work. Prior to commencement of work, please furnish the names and phone numbers (both office and mobile), as well as fax numbers if applicable, of all supervisory personnel.

4.	Core drilling into or through the concrete slab must be coordinated with James Center Property LLC. X-ray for post tension support cables will be determined and approved by Property Management.

5.	Approved “fire stop” is required for slab penetrations and core walls.

6.	The installation of equipment or components is not permitted in the Building’s mechanical, electrical or telephone rooms.

7.	The GC is required to obtain approval on vendor selection from Property Management for all HVAC control related connections, disconnection’s additions and or deletions of zone thermostats, local thermostats, VAV boxes, tenant initiated operator and pneumatic controls.

8.	The GC is required to furnish Property Management with air balancing data prior to occupancy of the suite.

9.	The GC is required to use Convergint Technologies, Inc. for additions, deletions and or changes to the Building’s life safety equipment.

10.	All components installed above the ceiling must be supported directly to the concrete slab and a minimum clearance of 12 inches above the ceiling grid is to be maintained when installing items such as plumbing, electrical, HVAC, telephone and communication cables.

11.	The installing contractor is required to comply with all codes, applicable to a return air plenum for above ceiling work. [i.e. Teflon coated cables, when installed without conduit.]

12.	Non-building standard items included in the build-out will be the Tenant’s responsibility to service and maintain.

13.	The contractor will restrict its employee’s vertical transportation and material delivery to the freight elevator ONLY. Ingress and egress to the Building will be through the loading dock entrances.

14.	The contractor will restrict its employee’s activities to the loading dock and the specific floor/suites under construction.

15.	Contractor shall obtain Property Management’s written approval prior to performing any work requiring access to any other existing tenant space. A representative of the Building shall accompany construction personnel into all occupied tenant areas.

16.	The contractor is herein notified that the Building is occupied by its tenants during the normal business hours of 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday. Construction activities that create noise and or harmonic vibrations that may disturb tenants are to be performed after or before “normal business hours”.

17.	NOISE: Radios, televisions, construction equipment (such as stud guns, screw guns, jackhammers, etc.) are prohibited during normal business hours of 8:00 a.m. – 6:00 p.m. Monday – Friday. Utmost consideration must be given to adjoining tenants.

18.	The contractor is required to take every reasonable precaution to prevent transferring construction dust or other substances into the occupied areas and common areas of the Building. Any use of noxious paint/adhesive/chemical applications must be approved prior to work, and must be scheduled outside of normal business hours.

19.	James Center Property LLC does not accept responsibility for securing the contractor’s tools and/or materials. The GC takes full responsibility for the security of these items.

20.	Contractor is to install tenant suite and floor directory sign back plates, furnished by Property Management. Location must be coordinated with Property Management prior to installation.

21.	LOADING DOCK: The loading dock is strictly for loading and unloading. No vehicles are to be parked in the loading dock areas. A fine of $25.00 per hour will be charged to the contractor for parked vehicles and/or the vehicle will be towed at the owner’s expense. All material deliveries shall be before 7:00 a.m. or after 7:00 p.m., Monday – Friday. Any Saturday and/or Sunday deliveries should be scheduled in advance through the Property Management Office at (804) 344-3232. The contractor will clean the dock, freight elevator and corridors of any debris resulting from the job.

22.	PARKING: Property Management will try to best accommodate your parking needs in the parking deck at the prevailing rate. To reiterate, parking in the loading dock is not permitted.

23.	BATHROOM FACILITIES: Full floor tenants – Toilet rooms within the construction area will be available for your construction personnel. The GC will be responsible to maintain these toilet rooms, including providing paper products. The GC is to turn over the bathrooms CLEAN and with no damage to any of the furnishings at the end of the project. Multi-tenant floors – Please see landlord as to which facilities are available for your staff’s use.

24.	Contractor is required to include final construction clean up prior to occupancy of the suite. Any cleaning cost resulting from the construction/demolition at the conclusion of the job will be billed back to the GC.

25.	FIRE PROTECTION EQUIPMENT: The contractor will install bags over all smoke heads through the duration of the work. Building Security (Control 5) has the proper bags available for your use. A 24 hour prior notification is required to take fire protection points out of the systems for work on the sprinkler system. The Convergent base building life safety system will be left as it was prior to the construction.

26.	TRASH COMPACTOR/CONTAINER: Use of the onsite trash compactor will be billed to the GC based on volume as pre-arranged with Property Management. Should the GC choose to make arrangements for their own trash container at their expense, Property Management must approve location of container and duration of placement onsite.

27.	STANDARDS OF CONDUCT: When on the James Center premises, the contractor and subcontractor’s employees are required to dress and conduct themselves in a manner conducive to a “Class A” office building environment. If any employee does not comply, they will be asked to leave the property and not return.

•	Smoking is prohibited, except in designated areas. Use of alcohol or drugs at the property is prohibited.

•	Sexual harassment of any kind will NOT be tolerated.

•	Use of vulgar language or shouting is prohibited.

•	Clothing should be suitable to the task to be done. Tank tops, shorts, hats, sandals and t-shirts with objectionable printing shall not be permitted.

LIGHTING/CEILING STANDARDS

1.	Lay in fixtures are to be mounted using mounting clips and are not to be screwed down to the grid. Care is to be taken not to loose mounting clips during demolition or relocation. Contractor is to supply new mounting clips for any relocated distributed fixture missing existing mounting clips.

2.	Care is to be taken not to damage fixture frames or diffusers during demolition and installation.

3.	Contractor is to replace any T8 bulbs broken during demolition or construction with new bulbs to match existing.

4.	Contractor is to clean fixtures, lenses, and grid after installation or relocation.

5.	No main ceiling grid tees are to be cut during demolition or construction.

HVAC STANDARDS

1.	As part of the construction drawing package, Landlord requires mechanical drawings, which are stamped by an engineer.

2.	All new tenant spaces shall include T.I.O. (Tenant-Initiated Operating) HVAC controls.

3.	HVAC lines are not to be cut during demolition. Any damage to HVAC system, which occurs during work, attributable to the GC, shall be corrected at the GC’s expense at the Property Management’s discretion.

4.	Contractor is to calibrate all thermostats within tenant space.

5.	Contractor is to calibrate all VAV controls within tenant space.

6.	Contractor is to verify that the minimum air flow settings on VAV boxes (as defined by ASHRA) are set correctly.

7.	Contractor is to air balance all diffusers and submit air balance report to Property Management.

8.	Contractor is responsible for verifying any modification required to HVAC system caused by any new construction (changes to airflow, thermostat locations, etc.). Any changes required that do not fall within the scope of contractor’s work should be made known to the architect and/or Property Management. Use filters to cover intakes to prevent dust from getting into system.

BUILDING STANDARD CONSTRUCTION MATERIALS

Wood Doors:

3’-0” full height X 1  3/4” solid core with die lot # RA-100 PL SL Teak Mahogany for (Tower I) and 3’-0” full height X 1  3/4” solid core with die lot # RA-954 PL SL Honduras Mahogany veneer finish by Algoma or equal for (Tower II & III).

Door Frames:

Extruded aluminum with bronze anodized finish. International Aluminum Corporation – Waxahachie, Texas 3- 3/4” No. 5 bronze anodized or equal.

Hinges:

Stanley (1  1/2 pair) FBB 179-5” X 4 -12”. Tower I has three hinges. Tower II & III have four.

Passage sets:

Schlage L9000 Series, 625 handle

Lockset:

Schlage L9000 Series, 625 Handle

Door Stops:

Ives floor stop BP 436B

Closer:

U.S. Lock 7600 with Duranodic

Building Standard Partition:

To the ceiling with 2- 1/2” 25 gauge metal studs 24” o.c. to ceiling (approximately 9’-0”) with single layer of 5/8” drywall on each side.

Base:

4” vinyl base by V.P.I. Johnsonite or equal.

Ceiling:

Grid: “Donn Fineline” or equal.

Tile:

U.S. GYP – 2’X2’ lay in tile.

Lights:

2’ X 4’ with 3 lamp parabolic type w/ three 32 watt T8 fluorescent tube lamps with 277V electronic ballasts, by Columbia Lighting Corp. P4-24G4363-7, Parabolume, 3” Natural anodized louver, fixtures shall be installed with an average coverage of 75 sq. feet. Unit installation costs shall be based on 24 fixtures per circuit.

Switches:

Building standard switches are Hubbell 1201-1.

Exit Signs:

Duallite model Luminex universal exit sign (red letters with white housing and internal emergency backup).

Receptacles:

Building standard receptacles are Hubble 5362-1 25 amp gray with stainless steel cover plates.

Building Standard Details:

A package of Landlord’s building standard details is attached as part of this package.

INSURANCE REQUIREMENTS

Contractor, during its performance of construction shall maintain in effect with Insurers no less coverage than the types, amounts and limits indicated below.

(a)	Worker’s Compensation/Employers’ Liability: Statutory Worker’s Compensation Insurance. Employers’ Liability with limits no less than $500,000 per accident for Bodily Injury and $500,000 per employee per aggregate for disease.

(b)	Comprehensive General Liability, Bodily Injury and Property Damage, Broad Form Property Damage (includes: completed Operations, Products, Blanket Contractual, Independent Contractor, and Personal Injury): $1,000,000 Combined Single Limit Bodily, Property Injury and Property Damage Liability per occurrence, and $2,000,000 General Aggregate each project or location.

(c)	Comprehensive Automobile Liability, Bodily Injury and Property Damage including Owned, Non-Owned and Hired Vehicles: $1,000,000 Combined Single Limit Bodily Injury and Property Damage Liability per accident.

(d)	Umbrella Liability Insurance: Excess of, (a), (Employers’ Liability only), (b) and (c) above with a Minimum Combined Single Limit of $2,000,000.

ADDITIONAL INSURED

James Center Property LLC, JEMB Realty Corporation (Owner) and James Center Property LLC and all related interests (Manager)

The above shall be listed as Additional Insured on policies under (b), (c) and (d) above. All insurance policies required under this paragraph shall be endorsed to waive all rights of subrogation against Manager and Owner.

Certificates of Insurance should be provided to Property Management at the attention of COI PRIOR to the commencement of work.

James Center Property LLC

1051 East Cary Street, Suite 610

Richmond, Virginia 23219

Attn: COI

Fax: (804) 344-3618

We ask that, in the interest of completeness and follow-through, all contractors read and inform their employees and sub-contractors of the specifics and intent of these guidelines. Copies of this form must be signed and returned along with your insurance certificate. Failure to comply with these requirements could result in removal from the Approved Vendor List.

I acknowledge and agree to adhere to James Center Property LLC’s Outside Contractor Requirements.

CONTRACTOR

BY:

PRINT:

TITLE:

DATE:

EXHIBIT D

SUBORDINATION, NON-DISTURBANCE AND

ATTORNMENT AGREEMENT

[Subject to approval by Lender]

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) is as of the              day of                     , 20    , between CWCapital LLC (“Lender”) and                      (“Tenant”).

RECITALS

A. Tenant is the tenant under a certain lease (the “Lease”), dated as of                     ,         , with                              (“Landlord”), of premises described in the Lease (the “Premises”) as more particularly described in Exhibit A hereto.

B. This Agreement is being entered into in connection with a certain loan (the “Loan”) which Lender has made to Landlord, and secured, in part, by a Deed of Trust, Assignment of Leases and Rents and Security Agreement on the Premises (the “Deed of Trust”) dated as of                     , 20     and an Assignment of Leases and Rents dated as of                     , 20     (the “Assignment”; the Deed of Trust, the Assignment and the other documents executed and delivered in connection with the Loan are hereinafter collectively referred to as the “Loan Documents”).

AGREEMENT

For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Tenant agrees that the Lease and all terms and conditions contained therein and all rights, options, liens and charges created thereby is and shall be subject and subordinate in all respects to the Loan Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of secured obligations and the Loan Documents, to the full extent of all amounts secured by the Loan Documents from time to time.

2. Lender agrees that, if Lender exercises any of its rights under the Loan Documents such that it becomes the owner of the Premises, including but not limited to an entry by Lender pursuant to the Deed of Trust, a foreclosure of the Deed of Trust, a power of sale under the Deed of Trust or otherwise: (a) the Lease shall continue in full force and effect as a direct lease between Lender and Tenant, and except as provided herein, Landlord and Tenant shall be subject to all the terms, covenants and conditions of the Lease, and (b) Lender shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease or interfere with any other rights of Tenant under the Lease so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease.

3. Tenant agrees that, in the event of an exercise of the power of sale or foreclosure of the Deed of Trust by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to ownership of the Premises, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.

4. Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

(a) liable in any way for any act, omission, neglect or default of any prior Landlord (including, without limitation, the then defaulting Landlord), or

(b) subject to any claim, defense, counterclaim or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or

(c) bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), or

(d) bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest, provided that if Lender succeeds to the interest of Landlord under the Lease prior to payment by Landlord to Tenant of the Tenant’s Allowance, as defined in the Lease, and Lender refuses to make payment of the Tenant’s Allowance to Tenant as and when due under the Lease, Tenant shall have the right to offset the payment of Tenant’s Allowance against the next installment(s) of rent to become due under the Lease until Tenant receives the entire Tenant’s Allowance to which Tenant is entitled under the Lease, or

(e) accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or

(f) bound by any amendment or modification of the Lease made without the written consent of Lender.

Nothing contained herein shall prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated in order for Lender to avail itself of and complete any such foreclosure or other remedy.

5. Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right but no obligation to remedy any landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender, in addition the period given to Landlord for remedying defaults, an additional 30 days to remedy, or cause to be remedied, any such default. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Lender, in good faith, shall have commenced to cure such default within the above reference time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Loan Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence. In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Lender’s written request, given within thirty (30) days after any such termination, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to Lender or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease. Neither Lender nor its designee or nominee shall become liable under the Lease unless and until Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee remains, the owner of the Premises. In no event shall Lender have any personal liability as successor to Landlord and Tenant shall look only to the estate and property of Lender in the Premises for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lender as Landlord under the Lease, and no other property or assets of Lender shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease. Lender shall have the right, without Tenant’s consent, to foreclose the Deed of Trust or to accept a deed in lieu of foreclosure of the Deed of Trust or to exercise any other remedies under the Loan Documents.

6. Tenant has no knowledge of any prior assignment or pledge of the rents accruing under the Lease by Landlord. Tenant hereby acknowledges the making of the Assignment from Landlord to Lender in connection with the Loan. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in the Assignment, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of the Assignment or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing.

In the event Tenant receives written notice from Lender that rents and/or other monies due under the Lease are to be paid to Lender, Tenant shall pay to Lender, or as otherwise directed by Lender, by check made payable solely to Lender or as directed by Lender, all rents and other monies due or to become due under the Lease, and Landlord hereby expressly authorizes Tenant to make such payments to Lender, or as otherwise directed by Lender, and Landlord hereby releases and discharges Tenant of and from any liability to Landlord on account of any such payments. Should Tenant fail to make payment as directed by Lender after receipt of any such notice from Lender, Tenant shall remain liable to Lender for all amounts so paid after receipt of such notice and such payments shall not be applied as payments by Tenant under the Lease.

7. If Tenant is a corporation, each individual executing this Agreement on behalf of said corporation represents and warrants that s/he is duly authorized to execute and deliver this Agreement on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Agreement is binding upon said corporation in accordance with its terms. If Landlord is a partnership or limited liability company, each individual executing this Agreement on behalf of said partnership or limited liability company represents and warrants the s/he is duly authorized to execute and deliver this Agreement on behalf of said partnership or limited liability company in accordance with the partnership agreement for the partnership or operating agreement for the limited liability company.

8. Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be at the following addresses:

If to Tenant:

with a copy to:

If to Lender:	CWCapital LLC One Charles River Place 63 Kendrick Street Needham, Massachusetts 02494 Attention: Jeffrey M. Goodman Re: [Name of Deal] Telecopier: (781) 707-9397

with copies to:	CWCapital LLC One Charles River Place 63 Kendrick Street Needham, Massachusetts 02494 Telecopier: (781) 707-9397 or any successor servicer appointed by Lender

9. The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the term “Tenant” as used herein includes any successor and assign of the named Tenant herein.

10. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

11. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

12. This Agreement shall be construed in accordance with the laws of the State where the Premises is located.

Witness the execution hereof as of the date first above written.

CWCAPITAL LLC

By:
Name:
Title:

[TENANT]

By:
Name:
Title:

[LANDLORD]

By:
Name:
Title:

[Insert appropriate notary acknowledgments]

EXHIBIT “E”

DESIGN CRITERIA

HEATING, VENTILATING AND AIR CONDITIONING

Summer outside conditions	–	95°F DB/76°F WB

Summer inside conditions	–	78°F/50% RH

Winter outside conditions	–	14°F DB/

Winter inside conditions	–	70°F*

Block CFM	–	.85 CFM/sq. ft.

Ventilation rate	–	7.5 CFM per person in accordance with the ASHRAE CU

* Maximum of 50% subject to ambient conditions and space utilization. Minimum of 40% RH available on a per-area basis for internal space.

EXHIBIT “F”

SCHEDULE OF CERTAIN SERVICES:

JANITORIAL SPECIFICATIONS S

ECURITY SCOPE OF SERVICES

JAMES CENTER

JANITORIAL SPECIFICATIONS

STANDARD SERVICE SCHEDULE

I.	OFFICE AREAS

A.	Daily

1.	Empty all trash receptacles and remove trash to proper disposal point. Replace trash liners from inventory as needed.

2.	Empty and clean all ashtrays and cigarette urns.

3.	Dust mop tile floors and resilient floors.

4.	Vacuum carpets in usage areas.

5.	Dust horizontal surfaces of office furniture and fixtures, window sills, baseboard heaters, etc.

6.	Spot clean door frames.

7.	Mop tile floors to remove spillage and tracked-in dirt.

8.	Spot clean partition glass.

9.	Clean drinking fountains with disinfectant cleaner. (Metal to be wiped dry to eliminate streaks and water spots.)

10.	Spot clean carpets to remove small spills and tracked-in soil, etc.

11.	Turn out all lights upon completion. Check and lock all doorways.

B.	Weekly

1.	Dust vertical surfaces of office furniture and fixtures.

2.	Dust baseboards and perform low dusting not done daily.

3.	Completely vacuum all carpet areas including edges.

4.	Spot clean walls around light switches, electrical outlets, and walls adjacent to trash receptacles.

5.	Dust all door louvers and other ventilation louvers within reach.

6.	Check walls and ceilings for cobwebs and remove any found.

C.	Monthly

1.	Perform high dusting (i.e. door sash, top of partitions).

2.	Dust all picture frames, charts, and similar hangings not dusted in daily and weekly dustings.

3.	Dust venetian blinds.

4.	Vacuum upholstered furniture.

5.	Damp mop and spray buff all inter-office area.

D.	Quarterly

1.	Dust partitions, doors, and other surfaces not dusted in monthly dusting.

2.	Dust or vacuum walls and ceiling tiles adjacent to air vents.

3.	Clean all partition glass.

E.	Semi-Annually

1.	Strip, clean, and apply finish to resilient floors in inter-office areas.

2.	Dust or vacuum air vents.

3.	Clean light fixtures and dust lamps.

II.	RESTROOMS

A.	Daily

1.	Clean and sanitize rest rooms, wash basin, all dispensers, and chrome fittings.

2.	All stainless steel and chrome fittings in rest rooms are to be cleaned and wiped dry to eliminate streaks and water spots.

3.	Clean mirror, mirror lighting, and frames.

4.	Sweep and wet mop floors with disinfectant cleaner (wipe dry chrome base of stall partitions and kick plates to avoid streaks and water spots. Note: Special cleaning attention to area beneath urinal.)

5.	Empty all trash receptacles. Replace liner as needed.

6.	Empty and clean with disinfectant cleaner all sanitary napkin holders. Replace waxed bag.

7.	Refill all dispensers (soap, towel, sanitary bins, tissue).

8.	Clean, with disinfectant, all rest room fixtures (sinks, urinals, commodes).

9.	Dust ledges and partitions.

10.	Damp clean as required: walls, partitions, ledges, sills, counters, and doors (wipe dry to avoid streaking).

11.	Report to Property Manager any fixtures, dispensers and restroom devices that are not working properly.

12.	Clean entry door(s) both sides with disinfectant and wipe dry to avoid streaks.

13.	Vacuum vestibule/entryway.

14.	Spot clean carpet.

B.	Weekly

1.	Wash toilet partitions (wipe dry to avoid streaking).

2.	Clean exposed pipes under sinks and wipe dry.

3.	Clean floor drain covers and pipe inspection plates.

C.	Monthly

1.	Perform high dusting, including walls.

2.	Wash all vinyl walls.

3.	Machine scrub restroom floors.

III.	ELEVATOR LOBBIES/BUILDING CORRIDORS

A.	Daily

1.	Dust mop or sweep all flooring.

2.	Vacuum carpets.

3.	Dust all fixtures, low ledges, and sills.

4.	Damp mop spillage and spot clean floor surfaces and carpet as needed.

5.	Empty and wipe cigarette receptacles, and clean exterior surfaces (and interior, if needed) of receptacles. Replace liner if one is used.

6.	Spot clean walls and doors.

7.	Clean drinking fountains with disinfectant cleaner (metal to be wiped dry to avoid streaks and water spots).

8.	Remove gum, etc. as needed.

9.	Spot clean all glass in entrances and lobbies.

10.	Marble Care: spray buff as necessary; finish and buff monthly; strip and refinish quarterly.

B.	Weekly

Check walls and ceilings for cobwebs and remove any found.

C.	Monthly

1.	Dust all doors, high ledges, etc.

2.	Scrub and re-coat all tile surfaces.

D.	Semi-Annually

1.	Vacuum vents and ceiling tiles adjacent to ceiling vents.

2.	Strip and re-coat all tile surfaces.

3.	Clean light fixtures and dust tubes.

IV.	ELEVATORS

A.	Daily

1.	Vacuum and sweep, as appropriate, elevator cab floors.

2.	Spot clean carpet/damp mop floors, as appropriate.

3.	Wipe down all surfaces to remove hand prints, smudges, etc. (metal to be wiped to avoid streaking and oil build up).

4.	Clean elevator car tracks, doors, frames, walls and saddles.

B.	Weekly

1.	Clean and polish elevator car tracks.

2.	Machine scrub non carpeted cab floors.

3.	Clean elevator landing tracks on each floor.

C.	Quarterly

1.	Clean light fixtures as needed

2.	Clean metal ceiling and buff dry to avoid streaks, water spots, and hand prints.

3.	Clean and polish elevator landing tracks on each floor.

V.	STAIRWAYS

Daily

Remove debris, cigarette butts, etc. and spot mop.

VI.	BUILDING EXTERIOR, ENTRANCES AND MAIN LOBBY

A.	Daily

1.	Sweep main entrances to the buildings.

2.	Wash door glass and door frames.

3.	Damp wipe low exterior horizontal entrance ledges.

4.	Remove gum and other adhesive materials on all surfaces.

5.	Sweep clean all exterior entrances.

6.	Clean and polish all metal finishes (i.e. entrances to building, stanchion and canopy columns).

7.	Set out rubber mats or carpet runners during inclement weather – upon request.

8.	Damp mop lobby floors to clean up spillage and tracks.

9.	Clean building directories, glass, and frame with a non-abrasive cloth, i.e. lambs wool.

10.	Spot clean walls and columns.

11.	Dust all furniture, fixtures, low ledges and sills. Spot clean as needed.

12.	Vacuum walk off mats.

13.	Remove cigarette butts from ash urns and empty all trash receptacles, clean and polish exterior surfaces, clean interior of receptacles as needed. Replace liner if one is used. Clean and replace vermiculite as needed.

14.	Spot clean painted surface walls and doors.

B.	Weekly

1.	Flush clean exterior entrances.

2.	Wash chrome clad columns.

C.	Monthly

1.	Dust walls and columns.

2.	Check walls and ceilings for cobwebs and remove any found.

D.	Quarterly

Wash walls (including columns).

E.	As Requested

Assist General Manager with removal of snow upon request.

VII.	BREAKROOMS/KITCHENETTES

A.	Daily

1.	Empty and remove trash.

2.	Clean ash trays.

3.	Horizontal dust all counter surfaces.

4.	Damp wipe table tops and chair seats to remove food and drink spills.

5.	Clean sink and counter top.

6.	Dust mop and damp mop floor.

7.	Spot clean all vertical and horizontal surfaces.

8.	Damp wipe all appliances and fixtures as needed.

B.	Weekly

1.	Spot clean all surfaces not covered by Daily duties.

2.	Dust all furniture and equipment.

3.	Perform low dusting.

C.	Monthly

1.	Perform high dusting.

2.	Spray buff resilient flooring.

3.	Wash table legs and base.

4.	Wash chairs.

D.	Semi-Annually

1.	Dust and clean air vents.

2.	Strip and refinish resilient flooring.

3.	Clean light fixtures and dust lamps.

VIII.	DAY CREW AND OTHERS

A.	Daily

1.	Police exterior of budding to pick up any debris.

2.	Clean all entrance glass for appearance (i.e. revolving doors).

3.	Silent vacuum or dustmop all elevator cabs, lobbies, and polish all metal for handprints.

4.	Spot mop any spillage in common areas as required.

5.	Vacuum or sweep all walkovers.

6.	Clean and polish all ash urns of butts and trash. Clean interior as needed.

7.	Dust mop floor, lobby level.

8.	Polish all brass and metal.

9.	Police restrooms for appearance and supplies.

10.	Empty and spot clean all exterior trash receptacles.

11.	Spot clean all storefront windows.

12.	Check with General Manager for special instructions.

CHESLEY BROWN INTERNATIONAL

SECURITY PATROL SERVICES

SCOPE OF SERVICES

The Scope of Services outlined below should be referred to as a guide rather than a limit of duties or obligations, as the intent of this Agreement is to provide a comprehensive security program as hereinafter described.

I.	DEFINITIONS: Wherever these words occur in this specification, they shall have the following meanings:

A.	Specifications: General information, general requirements, specific requirements, and any supplements, drawings, sketches, and data sheets, attached or referenced, comprise the complete specification.

B.	Manager: James Center Property LLC, and all related interests, as may be indicated in this Agreement.

C.	Contractor: The party or parties executing an Agreement with Owner for the services specified herein.

D.	Work: All security services specified, implied or directed.

E.	As Directed: Instructions from the Managers representative.

F.	By Others: Work by others is not a part of this Agreement.

G.	Indicated: Where this word appears in the specification, it shall signify that the item or items referred to are indicated on the drawing.

H.	Approved/Approval: Satisfactory to Managers representative.

I.	Manager’s representative: The person designated as project representative for the administration of the security service Agreement.

J.	Extra Work: Work above Contractor’s normal Scope of Services. Such “Extra Work” shall require prior written approval from Manager’s representative. Compensation for approved “Extra Work” shall be made by Owner.

K.	Term: Duration of security services Agreement is subject to partial or complete cancellation upon sale of building(s). Owner shall not be subject to any cancellation charges and/or a percentage of the remainder of the Agreement.

II.	GENERAL REQUIREMENTS

A.

Intent: It is the intent of James Center Property LLC, hereinafter named as Manager, to execute an Agreement between the Owner and a Security Contractor capable of maintaining specified properties in a manner complimenting a first class property management operation. Therefore, it is vital that such services be performed in a professional manner consistent with the highest security service industry standards.

B.	Space Deletion and Addition: In the event Manager decides to increase and/or decrease the area serviced, the Contractor shall increase and/or reduce the specific project monthly cost at the prevailing contracted hourly rates. Increases and/or decreases must be directed and approved by the Manager’s representative.

C.	Hours of Service: Security services are to be provided on a daily basis, seven (7) days per week and Twenty-four (24) hour service each day.

D,	Reporting: The account supervisor shall submit a signed and dated monthly report noting corrections, contacts with lessees, special problems and other information as requested by Manager’s representative.

E.	Protection and Damage: Contractor shall, without additional expense to Owner, be responsible for all damages to persons or property that may occur in connection with the contracted work performed, but only to the extent of Contractor’s negligent performance. Breakage, loss, or damage of any equipment or other property which may occur in or about the buildings as a result of Contractor’s operations or out of the actions of its agents or employees shall be made good by Contractor at its expense, but only to the extent of Contractor’s negligent performance. Contractor shall take all precautions necessary for the protection against injury of all persons engaged in the performance of the Agreement. Contractor shall observe all safety practices and represent that it shall comply with any safety regulations, including, but not limited to, all O.S.H.A. regulations.

III.	GENERAL REQUIRED SCOPE OF SERVICES

A.	Authorized Areas: No security officer will be allowed in any area of the building other than the area of work responsibility or authorized break or office area, without previous knowledge of his/her supervisor.

B.	Use of Tenant Offices: No security employee shall use tenants’ coffee, coffee break area, radios, or other personal equipment.

C.	Suspicious Persons: Patrol responsibility will be to observe and check all persons sitting in cars, loitering, or acting suspicious. Challenge all suspicious activity. If the person(s) have no reason to be on property, request that they leave immediately or they will be subject to questioning by the police. No drinking is allowed on property.

D.	Unlocking Tenant Suites for Tenants: Do not unlock suites for tenants, or use your cardkey for tenants. Tenants have their own cardkey, so do not unlock entrances to any building for tenants. Security Officers must not unlock individual office suites without prior written approval by Manager’s representative.

E.	Tenant Moveouts: Report all tenant moveouts. Do not attempt to stop anyone from moving but the information is needed to alert the Manager’s representative. Note: Freight elevators should be used for all moves and deliveries.

F.	Janitorial: Note times and locations of janitorial crew on security report. Tenant’s suite doors should remain closed and locked at all times. Doors should not be propped open.

G.	Friends/Relatives/Visitors: Absolutely no friends or relatives will be allowed to accompany security officers in the building.

H.	Telephone Procedure: No outgoing or incoming calls are allowed. Emergency calls are to be coordinated through the supervisor. Tenant phones shall not be used except in the event of an emergency requiring 911 assistance.

I.	Smoking, Alcohol, and Drugs: No worker will be allowed to work under the influence of alcohol or drugs and will be subject to immediate dismissal. There is to be no smoking on the job. Manager reserves the right to request drug screening of contractor employees on an as-needed basis. Owner shall pay contractor for the cost of drug screening.

J.	HVAC: Security officers shall not activate HVAC for any reason without prior approval from Manager’s representative. Such HVAC activation without permission will result in a $70.00 charge back for each occurrence.

K.	Grooming: Security officers must keep clean, neat uniforms at all times. Security officers should not wear earrings or large pieces of jewelry that distract from the overall appearance of a well-groomed officer. Hair must not be worn longer than collar length.

L.	Daily Reports: Account supervisor shall submit dated daily reports noting any corrections, tenant contact, special problems, and other information as requested.

M.	Language: All security officers must speak English.

N.	Emergency Numbers: Manager’s representative, acting for the Owner, shall provide Contractor with a list of Manager’s emergency numbers, as well as a list of utility companies and contractors, (i.e. landscape, janitorial, and fire alarm monitoring).

O.	Personnel Training: All service employees shall be trained for their specific duties. Training shall include but not be limited to the following:

1.	Fire procedures and fire alarm equipment.

2.	Telephone, radio and vehicle operation (valid drivers license-DMV Report).

3.	Emergency first aid-CPR.

4.	Post schedule and emergency procedures.

5.	Familiarity of elevator operation during regular hours, and emergencies.

6.	Contractor shall maintain an employee file detailing areas of training an individual employee has received and his/her current assigned duties.

IV.	SPECIFIC SCOPE OF SERVICES: Rover patrols shall be made on an hourly basis. Patrols will perform the following duties:

A.	Check property and report any broken windows, vandalism, etc.

B.	Keep all exterior doors closed and locked, from 6:00 p.m. until 6:00 a.m. Monday – Friday and 24 hours on weekends and holidays.

C.	Check elevators to ensure they are in working condition.

D.	Check all truck terminals. If trucks are leaving and storing trailers, obtain name and license information. Look for any damage to property caused by trucks.

E.	Check conference room doors in office buildings and lock them when not in use during after-hours walk through.

F.	Check handicap parking stalls for unauthorized vehicles; check for handicap authorization on license tag. If vehicle is illegally parked, call police.

G.	Check for lights inside office buildings and all parking lot/landscape lighting.

H.	Check and report all graffiti found on property.

I.	For vehicles found abandoned or illegally parked, put notices on vehicles’ front window; after 72 hours, contact Manager’s representative. Manager’s representative will contact police and towing.

J.	Call the Fire Department first for any fire.

K.	Complete security reports in detail and turn in each morning, Monday – Friday.

Note: Contractor must submit a detailed copy of post instructions to Manager.

EXHIBIT “G”

Lobby Directory

The Bull & Bear Club

Florence Gordon Brown

Xenith Bank

Davenport & Company LLC

Ernst & Young LLP

McGuireWoods Consulting LLC

EXHIBIT “H”

XENITH BANK

Item #1: Fire File Cabinet to house secure documents

Located in space #1737 – area inside rectangle indicated on next page

4-1831-C 4 Drawer Letter

External Dimensions:

52  3/4” Height

17  3/4” Width

31  9/16” Depth

Filing Dimensions (per drawer):

10  3/8” Height

12  3/16” Width

26” Depth

Avg. Ship Weight 603 lbs

Note: The photograph shown is a vertical style safe; we may choose to use a lateral style. Specifications are similar.

Item #2: Cash safe for valuables

Located in space #1740 – area inside oval indicated on next page

Info: Diebold Cash Guard

Interior Clear Space Measurements 31”W × 26”D × 29.75H (Note: Picture shown is much larger)

Exterior Measurements 34”W × 32”D × 32”H

Weighs approx 2000 lbs with interiors empty.

PAGE 2 OF 2

LOBBY
1700
OFFICE
1751
OFFIC
1750
OPEN
1736
CORR.
1735
ARD RM
1714
WAIT
1701
ALCOVE
1734
FILES
1737
ADMIN.
1706
OFFICE
1739
OFFICE
1738
RECEP.
1702
OFFICE
1740
CORR.
1703
OPE
1744
FFICE
1705
OFFICE
1704
OFFICE
1741
OFFICE
1742
OFFICE
1743

LOBBY 1700

OFFICE 1751

ARD RM 1714

CORR. 1735

OPEN 1736

OFFI 1750

WAIT 1701

ALCOVE 1734

FILES 1737

ADMIN. 1706

RECEP. 1702

OFFICE 1740

OFFICE 1739

OFFICE 1738

CORR. 1703

OPE 1744

OFFICE 1705

OFFICE 1704

OFFICE 1741

OFFICE 1742

OFFICE 1743